UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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READING INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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READING INTERNATIONAL, INC.
6100 Center Drive, Suite 900
Los Angeles, California 90045

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON Thursday, June 2, 2016

TO THE STOCKHOLDERS:

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Reading International, Inc., a Nevada corporation, will be held at Courtyard by Marriott Los Angeles Westside, located at 6333 Bristol Parkway, Culver City, California 90230, on Thursday, June 2, 2016, at 11:00 a.m., Local Time, for the following purposes:

1.To elect nine Directors to serve until the Company’s 2017 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualified; and

2.To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is enclosed (the “Annual Report”).  Only holders of record of our Class B Voting Common Stock at the close of business on April 22, 2016, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Whether or not you plan on attending the Annual Meeting, we ask that you take the time to vote by following the Internet or telephone voting instructions provided on the proxy card or by completing and mailing the enclosed proxy card as promptly as possible.  We have enclosed a self-addressed, postage-paid envelope for your convenience.  If you later decide to attend the Annual Meeting, you may vote your shares even if you have already submitted a proxy card.

By Order of the Board of Directors,

Ellen M. Cotter
Chair of the Board

May 19, 2016

READING INTERNATIONAL, INC.
6100 Center Drive, Suite 900
Los Angeles, California 90045

PROXY STATEMENT

Annual Meeting of Stockholders
Thursday, June 2, 2016

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Reading International, Inc. (the “Company,” “Reading,” “we,” “us,” or “our”) of proxies for use at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 2, 2016, at 11:00 a.m., local time, at Courtyard by Marriott Los Angeles Westside, located at 6333 Bristol Parkway, Culver City, California 90230, and at any adjournment or postponement thereof.  This Proxy Statement and form of proxy are first being sent or given to stockholders on or about May 19, 2016.

At our Annual Meeting, you will be asked to (1) elect nine Directors to our Board of Directors (the “Board”) to serve until the 2017 Annual Meeting of Stockholders, and (2)  act on any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

As of April 22, 2016, the record date for the Annual Meeting (the “Record Date”), there were 1,680,590 shares of our Class B Voting Common Stock (“Class B Stock”) outstanding.

When proxies are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon.  If no direction is indicated, the shares will be voted:  FOR each of the nine nominees named in this Proxy Statement for election to the Board under Proposal 1.

ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

This Proxy Statement is being sent to all of our stockholders of record as of the close of business on April 22, 2016, by Reading’s Board to solicit the proxy of holders of our Class B Stock to be voted at Reading’s 2016 Annual Meeting, which will be held on Thursday, June 2, 2016, at 11:00 a.m. local time, at Courtyard by Marriott Los Angeles Westside, located at 6333 Bristol Parkway, Culver City, California 90230.

What items of business will be voted on at the Annual Meeting?

There is one item of business scheduled to be voted on at the 2016 Annual Meeting:

•	PROPOSAL 1: Election of nine Directors to the Board.

We will also consider any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof, including approving any such adjournment, if necessary.  Please note that at this time we are not aware of any such business.

How does the Board of Directors recommend that I vote?

Our Board recommends that you vote:

•	On PROPOSAL 1: “FOR” the election of its nominees to the Board.

What happens if additional matters are presented at the Annual Meeting?

Other than the item of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting.  If you grant a proxy, the persons named as proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Am I eligible to vote?

You may vote your shares of Class B Stock at the Annual Meeting if you were a holder of record of Class B Stock at the close of business on April 22, 2016.  Your shares of Class B Stock are entitled to one vote per share.  At that time, there were 1,680,590 shares of Class B Stock outstanding, and approximately 350 holders of record.  Each share of Class B Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What if I own Class A Nonvoting Common Stock?

If you do not own any Class B Stock, then you have received this Proxy Statement only for your information.  You and other holders of our Class A Nonvoting Common Stock (“Class A Stock”) have no voting rights with respect to the matters to be voted on at the Annual Meeting.

What should I do if I receive more than one copy of the proxy materials?

You may receive more than one copy of this Proxy Statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one copy of this Proxy Statement or more than one proxy card.

To vote all of your shares of Class B Stock by proxy card, you must either (i) complete, date, sign and return each proxy card and voting instruction card that you receive or (ii) vote over the Internet or by telephone the shares represented by each notice that you receive.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders of our Company hold their shares through a broker, bank or other nominee rather than directly in their own name.  As summarized below, there are some differences in how stockholders of record and beneficial owners are treated.

Stockholders of Record.  If your shares of Class B Stock are registered directly in your name with our Transfer Agent, you are considered the stockholder of record with respect to those shares and the proxy materials are being sent directly to you by Reading.  As the stockholder of record of Class B Stock, you have the right to vote in person at the meeting.  If you choose to do so, you can vote using the ballot provided at the Annual Meeting.  Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to attend the Annual Meeting.

Beneficial Owner.  If you hold your shares of Class B Stock through a broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of shares held in street name and the proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares.  As the beneficial owner, you are also invited to attend the Annual Meeting.  Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you obtain a proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.  You will need to contact your broker, trustee or nominee to obtain a proxy, and you will need to bring it to the Annual Meeting in order to vote in person.

How do I vote?

Proxies are solicited to give all holders of our Class B Stock who are entitled to vote on the matters that come before the Annual Meeting the opportunity to vote their shares, whether or not they attend the Annual Meeting in person.  If you are a holder of record of shares of our Class B Stock, you have the right to vote in person at the Annual Meeting.  If you choose to do so, you can vote using the ballot provided at the Annual Meeting.  Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to attend the Annual Meeting.  You can vote by one of the following manners:

•

By Internet — Holders of record of our Class B Stock may submit proxies over the Internet by following the instructions on the proxy card.  Holders of our Class B Stock who are beneficial owners may vote by Internet by following the instructions on the voting instruction card sent to them by their bank, broker, trustee or nominee.  Proxies submitted by the Internet must be received by 11:59 p.m., local time, on June 1, 2016 (the day before the Annual Meeting).

•

By Telephone — Holders of record of our Class B Stock who live in the United States or Canada may submit proxies by telephone by calling the toll-free number on the proxy card and following the instructions.  Holders of record of our Class B Stock will need to have the control number that appears on their proxy card available when voting.  In addition, holders of our Class B Stock who are beneficial owners of shares living in the United States or Canada and who have received a voting instruction card by mail from their bank, broker, trustee or nominee may vote by phone by calling the number specified on the voting instruction card.  Those stockholders should check the voting instruction card for telephone voting availability.  Proxies submitted by telephone must be received by 11:59 p.m., local time, on June 1, 2016 (the day before the Annual Meeting).

•

By Mail — Holders of record of our Class B Stock who have received a paper copy of a proxy card by mail may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope.  Holders of our Class B Stock who are beneficial owners who have received a voting instruction card from their bank, broker or nominee may return the voting instruction card by mail as set forth on the card.  Proxies submitted by mail must be received by the Inspector of Elections before the polls are closed at the Annual Meeting.

•

In Person — Holders of record of our Class B Stock may vote shares held in their name in person at the Annual Meeting.  You also may be represented by another person at the Annual Meeting by executing a proxy designating that person.  Shares of Class B Stock for which a stockholder is the beneficial owner, but not the stockholder of record, may be voted in person at the Annual Meeting only if such stockholder obtains a proxy from the bank, broker or nominee that holds the stockholder’s shares, indicating that the stockholder was the beneficial owner as of the record date and the number of shares for which the stockholder was the beneficial owner on the record date.

Holders of our Class B Stock are encouraged to vote their proxies by Internet, telephone or by completing, signing, dating and returning a proxy card or voting instruction card, but not by more than one method.  If you vote by more than one method, or vote multiple times using the same method, only the last-dated vote that is timely received by the Inspector of Elections will be counted, and each previous vote will be disregarded.  If you vote in person at the Annual Meeting, you will revoke any prior proxy that you may have given.  You will need to bring a valid form of identification (such as a driver’s license or passport) to the Annual Meeting to vote shares held of record by you in person.

What if my shares are held of record by an entity such as a corporation, limited liability company, general partnership, limited partnership or trust (an “Entity”), or in the name of more than one person, or I am voting in a representative or fiduciary capacity?

Shares held of record by an Entity.  In order to vote shares on behalf of an Entity, you need to provide evidence (such as a sealed resolution) of your authority to vote such shares, unless you are listed as a record holder of such shares.

Shares held of record by a trust.  The trustee of a trust is entitled to vote the shares held by the trust, either by proxy or by attending and voting in person at the Annual Meeting.  If you are voting as a trustee, and are not identified as a record owner of the shares, then you must provide suitable evidence of your status as a trustee of the record trust owner.  If the record owner is a trust and there are multiple trustees, then if only one trustee votes, that trustee’s vote applies to all of the shares held of record by the trust.  If more than one trustee votes, the votes of the majority of the voting trustees apply to all of the shares held of record by the trust.  If more than one trustee votes and the votes are split evenly on any particular Proposal, each trustee may vote proportionally the shares held of record by the trust.

Shares held of record in the name of more than one person.  If only one individual votes, that individual’s vote applies to all of the shares so held of record.  If more than one person votes, the votes of the majority of the voting individuals apply to all of such shares.  If more than one individual votes and the votes are split evenly on any particular Proposal, each individual may vote such shares proportionally.

What is a broker non-vote?

Applicable rules permit brokers to vote shares held in street name on routine matters.  Shares that are not voted on non-routine matters, such as the election of Directors or any proposed amendment of our Articles or Bylaws, are called broker non-votes.  Broker non-votes will have no effect on the vote for the election of Directors, but could affect the outcome of any matter requiring the approval of the holders of an absolute majority of the Class B Stock.  We are not currently aware of any matter to be presented to the Annual Meeting that would require the approval of the holders of an absolute majority of the Class B Stock.

What routine matters will be voted on at the annual meeting?

None.

What non-routine matters will be voted on at the annual meeting?

The election of nine Directors to the Board is the only non-routine matter included among the Board’s proposals on which brokers may not vote, unless they have received specific voting instructions from beneficial owners of our Class B Stock.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are included in determining whether a quorum is present.  In tabulating the voting results for the items to be voted on at the 2016 Annual Meeting, shares that constitute abstentions and broker non-votes are not considered entitled to vote and will not affect the outcome of any matter being voted on at the meeting, unless the matter requires the approval of the holders of a majority of the outstanding shares of Class B Stock.

How can I change my vote after I submit a proxy?

If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy after you have submitted your proxy:

•

First, you may send a written notice to Reading International, Inc., postage or other delivery charges pre-paid, 6100 Center Drive, Suite 900, Los Angeles, CA, 90045, c/o Annual Meeting Secretary, stating that you revoke your proxy.  To be effective, the Inspector of Elections must receive your written notice prior to the closing of the polls at the Annual Meeting.

•	Second, you may complete and submit a new proxy in one of the manners described above under the caption, “How do I vote?” Any earlier proxies will be revoked automatically.
•	Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

How will you solicit proxies and who will pay the costs?

We will pay the costs of the solicitation of proxies.  We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions.  In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, at our corporate offices, 6100 Center Drive, Suite 900, Los Angeles, CA, 90045 between the hours of 9:00 a.m. and 5:00 p.m., local time, for any purpose relevant to the Annual Meeting.  To arrange to view this list during the times specified above, please contact the Secretary of the Company.

What constitutes a quorum?

The presence in person or by proxy of the holders of record of a majority of our outstanding shares of Class B Stock entitled to vote will constitute a quorum at the Annual Meeting.  Each share of our Class B Stock entitles the holder of record to one vote on all matters to come before the Annual Meeting.

How are votes counted and who will certify the results?

First Coast Results, Inc. will act as the independent Inspector of Elections and will count the votes, determine whether a quorum is present, evaluate the validity of proxies and ballots, and certify the results.  A representative of First Coast Results, Inc. will be present at the Annual Meeting.  The final voting results will be reported by us on a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

What is the vote required for a Proposal to pass?

The nine nominees for election as Directors at the Annual Meeting who receive the highest number of “FOR” votes will be elected as Directors.  This is called plurality voting.  Unless you indicate otherwise, the persons named as your proxies will vote your shares FOR all the nominees for Directors named in Proposal 1.  If your shares are held by a broker or other nominee and you would like to vote your shares for the election of Directors in Proposal 1, you must instruct the broker or nominee to vote “FOR” for each of the candidates for whom you would like to vote.  If you give no instructions to your broker or nominee, then your shares will not be voted.  If you instruct your broker or nominee to “WITHHOLD,” then your vote will not be counted in determining the election.

Only votes ”FOR” Proposal 1 at the Annual Meeting will be counted as votes cast and abstentions; votes withheld and broker non-votes will not be counted for voting purposes.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties, except as may be necessary to meet legal requirements.

How will the Annual Meeting be conducted?

In accordance with our Bylaws, Ellen M. Cotter, as the Chair of the Board, will be the Presiding Officer of the Annual Meeting.  Craig Tompkins has been designated by the Board to serve as Secretary for the Annual Meeting.

Ms. Cotter and other members of management will address attendees following the Annual Meeting.  Stockholders desiring to pose questions to our management are encouraged to send their questions to us, care of the Annual Meeting Secretary, in advance of the Annual Meeting, so as to assist our management in preparing appropriate responses and to facilitate compliance with applicable securities laws.

The Presiding Officer has broad authority to conduct the Annual Meeting in an orderly and timely manner.  This authority includes establishing rules for stockholders who wish to address the meeting or bring matters before the

Annual Meeting.  The Presiding Officer may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business.  In light of the need to conclude the Annual Meeting within a reasonable period of time, there can be no assurance that every stockholder who wishes to speak will be able to do so.  The Presiding Officer has authority, in her discretion, to at any time recess or adjourn the Annual Meeting.  Only stockholders are entitled to attend and address the Annual Meeting.  Any questions or disputes as to who may or may not attend and address the Annual Meeting will be determined by the Presiding Officer.

Only such business as shall have been properly brought before the Annual Meeting shall be conducted.  Pursuant to our governing documents and applicable Nevada law, in order to be properly brought before the Annual Meeting, such business must be brought by or at the direction of (1) the Chair, (2) our Board, or (3) holders of record of our Class B Stock.  At the appropriate time, any stockholder who wishes to address the Annual Meeting should do so only upon being recognized by the Presiding Officer.

CORPORATE GOVERNANCE

Director Leadership Structure

Ellen M. Cotter is our current Chair, President and Chief Executive Officer.  Ellen M. Cotter has been with our Company for more than 18 years, focusing principally on the cinema operations aspects of our business.  During this time period, we have grown our Domestic Cinema Operations from 42 to 248 screens and our cinema revenues have grown from US $15.5 million to US $132.9 million.  Historically, we have combined the roles of the Chair and the Chief Executive Officer, except for the period from August 2014 until June 12, 2015, when the roles of Chair and Chief Executive Officer were held by two executives of the Company following the resignation for health reasons of our founder, James J. Cotter, Sr.  At the present time, we believe that the combined roles (i) allow for consistent leadership, (ii) continue the tradition of having a Chair and Chief Executive Officer, who is also a controlling stockholder of the Company, and also (iii) reflect our status as a “controlled company” under relevant NASDAQ Listing Rules

Margaret Cotter is our current Vice-Chair and she also serves as our Executive Vice President – Real Estate Management and Development - NYC.  Margaret Cotter has been responsible for the operation of our live theaters for more than 17 years and has for more than the past five years been actively involved in the re-development of our New York properties. On March 10, 2016, our Board appointed Margaret Cotter as Executive Vice President-Real Estate Management and Development-NYC.

Ellen M. Cotter has a substantial stake in our business, owning directly 799,765 shares of Class A Stock and 50,000 shares of Class B Stock.  Margaret Cotter likewise has a substantial stake in our business, owning directly 804,173 shares of Class A Stock and 35,100 shares of Class B Stock.  Ellen M. Cotter and Margaret Cotter are the Co-Executors of their father’s (James J. Cotter, Sr.) estate (the “Cotter Estate”) and Co-Trustees of a trust (the “Cotter Trust”) established for the benefit of his heirs.  Together, they have shared voting control over an aggregate of 1,208,988 shares or 71.9% of our Class B Stock.  Ellen M. Cotter and Margaret Cotter have informed the Board that they intend to vote the shares beneficially held by them for each of the nine nominees named in this Proxy Statement for election to the Board under Proposal 1.

James Cotter, Jr. alleges that he has the right to vote the shares held by the Cotter Trust.  The Company believes that, under applicable Nevada Law, where there are multiple trustees of a trust that is a record owner of voting shares of a Nevada corporation, and more than one trustee votes, the votes of the majority of the voting trustees apply to all of the shares held of record by the trust.  If more than one trustee votes and the votes are split evenly on any particular proposal, each trustee may vote proportionally the shares held of record by the trust.  Ellen M. Cotter and Margaret Cotter, who collectively constitute a majority of the Co-Trustees of the Cotter Trust, have informed the Board that they intend to vote the shares held by the Cotter Trust for each of the nine nominees named in this Proxy Statement for election to the Board under Proposal 1.  Accordingly, the Company believes that Ellen M. Cotter and Margaret Cotter collectively have the power and authority to vote all of the shares of Class B Stock held of record by the Cotter Trust, which, when added to the other shares they report as being beneficially owned by them, will constitute 71.9% of the shares of Class B Stock entitled to vote for Directors at the Annual Meeting.

The Company has elected to take the “controlled company” exemption under applicable listing rules of The NASDAQ Capital Stock Market (the “NASDAQ Listing Rules”).  Accordingly, the Company is exempted from the requirement to have an independent nominating committee and to have a board composed of at least a majority of independent directors, as that term is defined in the NASDAQ Listing Rules (“Independent Directors”).  We are nevertheless nominating a majority of Independent Directors for election to our Board.  We currently have an Audit and Conflicts Committee (the “Audit Committee”) and a Compensation and Stock Options Committee (“Compensation Committee”) composed entirely of Independent Directors.  We currently have a four member Executive Committee composed of our Chair and Vice-Chair and Messrs. Guy W. Adams and Edward L. Kane.  Due to this structure, the concurrence of at least one non-management member of the Executive Committee is required in order for the Executive Committee to take action.

We believe that our Directors bring a broad range of leadership experience to our Company and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company.  We believe that all Board members are well engaged in their responsibilities and that all Board members express their views and consider the opinions expressed by other Directors.  A majority of our Board is independent under the NASDAQ Listing Rules and SEC rules, and William D. Gould serves as the Lead Independent Director among our Independent Directors (“Lead Independent Director”).  In that capacity, Mr. Gould chairs meetings of the Independent Directors and acts as liaison between our Chair, President and Chief Executive Officer and our Independent Directors.  Our Independent Directors are involved in the leadership structure of our Board by serving on our Audit Committee and the Compensation Committee, each of which has a separate independent Chair.  Nominations to our Board for the Annual Meeting were made by our entire Board, consisting of a majority of Independent Directors.

Since our last Annual Meeting of Stockholders, we have (i) adopted a best practices Charter for our Compensation Committee, (ii) adopted a new best practices Charter for our Audit Committee, and (iii) completed, with the assistance of compensation consultants Willis Towers Watson and outside counsel Greenberg Traurig, LLP, a complete review of our compensation practices, in order to bring them into alignment with current best practices.  Immediately prior to our last Annual Meeting we adopted a new supplemental policy restricting trading in our stock by our Directors and executive officers.

Management Succession

On August 7, 2014, James J. Cotter, Sr., our then controlling stockholder, Chair and Chief Executive Officer, resigned from all positions at our Company, and passed away on September 13, 2014.  Upon his resignation, Ellen M. Cotter was appointed Chair, Margaret Cotter, her sister, was appointed Vice Chair and James Cotter, Jr., her brother, was appointed Chief Executive Officer, while continuing his position as President.

On June 12, 2015, the Board terminated the employment of James Cotter, Jr. as our President and Chief Executive Officer, and appointed Ellen M. Cotter to serve as the Company’s interim President and Chief Executive Officer.  The Board established an Executive Search Committee (the “Search Committee”) initially composed of Ellen M. Cotter, Margaret Cotter, and Independent Directors William Gould and Douglas McEachern, and retained Korn Ferry to evaluate candidates for the Chief Executive Officer position.  Ellen M. Cotter resigned from the Search Committee when she concluded that she was a serious candidate for the position.  Korn Ferry screened over 200 candidates and ultimately presented six external candidates to the Search Committee.  The Search Committee evaluated those external candidates and Ellen M. Cotter in meetings in December 2015 and January 2016, considering numerous factors, including, among others, the benefits of having a President and Chief Executive Officer who has the confidence of the existing senior management team, Ms. Cotter’s prior performance as an executive of the Company and her performance as the interim President and Chief Executive Officer of the Company, the qualifications, experience and compensation demands of the external candidates, and the benefits and detriments of having a Chair, President and Chief Executive Officer who is also a controlling stockholder of the Company.  The Search Committee recommended the appointment of Ellen M. Cotter as permanent President and Chief Executive Officer and the Board appointed her on January 8, 2016, with seven Directors voting yes, one Director (James Cotter, Jr.) voting no, and Ellen M. Cotter abstaining.

Board’s Role in Risk Oversight

Our management is responsible for the day-to-day management of risks we face as a Company, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board plays an important role in risk oversight at Reading through direct decision-making authority with respect to significant matters, as well as through the oversight of management by the Board and its committees.  In particular, the Board administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board and its committees on topics relating to the risks that the Company faces, (2) the required approval by the Board (or a committee of the Board) of significant transactions and other decisions, (3) the direct oversight of specific areas of the Company’s business by the Audit Committee and the Compensation Committee, and (4) regular periodic reports from the auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting.  The Board also relies on management to bring significant matters impacting the Company to the attention of the Board.

“Controlled Company” Status

Under section 5615(c)(1) of the NASDAQ Listing Rules, a “controlled company” is a company in which 50% of the voting power for the election of Directors is held by an individual, a group or another company.  Together, Ellen M. Cotter and Margaret Cotter beneficially own 1,208,988 shares or 71.9% of our Class B Stock.  Our Class A Stock does not have voting rights.  Based on advice of counsel, our Board has determined that the Company is therefore a “controlled company” within the NASDAQ Listing Rules.

After reviewing the benefits and detriments of taking advantage of the exemptions to certain corporate governance rules available to a “controlled company” as set forth in the NASDAQ Listing Rules, our Board has determined to take advantage of those exemptions.  In reliance on a “controlled company” exemption, the Company does not maintain a separate standing Nominating Committee.  The Company nevertheless at this time maintains a full Board composed of a majority of Independent Directors and a fully independent Audit Committee, and has no present intention to vary from that structure.  Our Board, consisting of a majority of Independent Directors, approved the nominees for our 2016 Annual Meeting.  See “Consideration and Selection of the Board's Director Nominees,” below.  Each of the nominees, in each case the nominee abstaining from the vote, was approved by at least a majority of our Directors.

Board Committees

Our Board has a standing Executive Committee, Audit Committee, and Compensation Committee.  The Tax Oversight Committee has been inactive since November 2, 2015 in anticipation that its functions would be moved to the Audit Committee under its new charter.   That new charter was approved on May 5, 2016.  These committees, other than the Tax Oversight Committee, are discussed in greater detail below.

Executive Committee.  The Executive Committee operates pursuant to a Charter adopted by our Board.  Our Executive Committee is currently composed of Ms. Ellen M. Cotter, Ms. Margaret Cotter and Messrs. Adams and Kane.  Pursuant to its Charter, the Executive Committee is authorized, to the fullest extent permitted by Nevada law and our Bylaws, to take any and all actions that could have been taken by the full Board between meetings of the full Board.  The Executive Committee held six meetings during 2015.

Audit Committee.  The Audit Committee operates pursuant to a Charter adopted by our Board that is available on our website at http://www.readingrdi.com/Committee-Charters.  The Audit Committee reviews, considers, negotiates and approves or disapproves related party transactions (see the discussion in the section entitled “Certain Relationships and Related Party Transactions” below).  In addition, the Audit Committee is responsible for, among other things, (i) reviewing and discussing with management the Company’s financial statements, earnings press releases and all internal controls reports, (ii) appointing, compensating and overseeing the work performed by the Company’s independent auditors, and (iii) reviewing with the independent auditors the findings of their audits.

Our Board has determined that the Audit Committee is composed entirely of Independent Directors (as defined in section 5605(a)(2) of the NASDAQ Listing Rules), and that Mr. McEachern, the Chair of our Audit Committee, is qualified as an Audit Committee Financial Expert.  Our Audit Committee is currently composed of Mr. McEachern, who serves as Chair, Mr. Kane and Mr. Wrotniak.  Mr. Timothy Storey, who served on our Board through October 11, 2015, served on our Audit Committee through the same date.  The Audit Committee held four meetings during 2015.

Compensation Committee.  Our Board has established a standing Compensation Committee consisting of three of our non-employee Directors, and is currently composed of Mr. Kane, who serves as Chair, Dr. Codding and Mr. McEachern.  Mr. Storey served on our Compensation Committee through October 11, 2015 and Mr. Adams served through May 14, 2016.  As a Controlled Company, we are exempt from the NASDAQ Listing Rules regarding the determination of executive compensation solely by Independent Directors.  Notwithstanding such exemption, we adopted a Compensation Committee charter on March 10, 2016 requiring our Compensation Committee members to meet the independence rules and regulations of the SEC and the NASDAQ Stock Market.  As a part of the transition to this new compensation committee structure, the compensation for 2016 of the President, Chief Executive Officer, all Executive Vice Presidents, and all Managing Directors was reviewed and approved by the Board at that March 10, 2016 meeting.

The Compensation Committee charter is available on our website at http://www.readingrdi.com/charter-of-our-compensation-stock-options-committee/.  The Compensation Committee evaluates and makes recommendations to the full Board regarding the compensation of our Chief Executive Officer.  Under its new Charter, the Compensation Committee has delegated authority to establish the compensation for all executive officers other than the President and Chief Executive Officer; provided that compensation decisions related to members of the Cotter Family remain vested in the full Board.  In addition, the Compensation Committee establishes the Company’s general compensation philosophy and objectives (in consultation with management), approves and adopts on behalf of the Board incentive compensation and equity-based compensation plans, subject to stockholder approval as required, and performs other compensation related functions as delegated by our Board.  The Compensation Committee held three meetings during 2015.

Consideration and Selection of the Board’s Director Nominees

The Company has elected to take the “Controlled Company” exemption under applicable NASDAQ Listing Rules.  Accordingly, the Company does not maintain a standing Nominating Committee.   Our Board, consisting of a majority of Independent Directors, approved the Board nominees for our 2016 Annual Meeting.

Our Board does not have a formal policy with respect to the consideration of Director candidates recommended by our stockholders.  No non-Director stockholder has, in more than the past ten years, made any formal proposal or recommendation to the Board as to potential nominees.  Neither our governing documents nor applicable Nevada law place any restriction on the nomination of candidates for election to our Board directly by our stockholders. In light of the facts that (i) we are a Controlled Company under the NASDAQ Listing Rules and exempted from the requirements for an independent nominating process, and (ii) our governing documents and Nevada law place no limitation upon the direct nomination of Director candidates by our stockholders, our Board believes there is no need for a formal policy with respect to Director nominations.

Our Board will consider nominations from our stockholders, provided written notice is delivered to our Secretary at our principal executive offices not less than 120 days prior to the first anniversary of the date that this Proxy Statement is sent to stockholders, or such earlier date as may be reasonable in the event that our annual stockholders meeting is moved more than 30 days from the anniversary of the 2016 Annual Meeting. Such written notice must set forth the name, age, address, and principal occupation or employment of such nominee, the number of shares of our common stock that are beneficially owned by such nominee, and such other information required by the proxy rules of the SEC with respect to a nominee of our Board.

Our Directors have not adopted any formal criteria with respect to the qualifications required to be a Director or the particular skills that should be represented on our Board, other than the need to have at least one Director and member of our Audit Committee who qualifies as an “audit committee financial expert,” and have not historically retained any third party to identify or evaluate or to assist in identifying or evaluating potential nominees.  We have no policy of considering diversity in identifying Director nominees.

Our Board oversees risk by remaining well-informed through regular meetings with management and our Chair’s personal involvement in our day-to-day business including any matters requiring specific risk management oversight.  Our Chair, President and Chief Executive Officer chairs regular senior management meetings, which are typically held weekly, one addressing domestic issues and the other addressing overseas issues.  The risk oversight function of our Board is enhanced by the fact that our Audit Committee is comprised entirely of Independent Directors.

We encourage, but do not require, our Board members to attend our Annual Meeting.  All of our nine then-incumbent Directors attended last year’s annual meeting.

Following a review of the experience and overall qualifications of the Director candidates, our Board resolved to nominate, each of the incumbent Directors named in Proposal 1 for election as Directors of the Company at our 2016 Annual Meeting.

The Board, in reaching the decision to nominate Mr. James Cotter, Jr. for re-election to the Board, took a number of factors into consideration.  Without attempting to place any particular priority on any particular consideration, the Board considered  Mr. Cotter Jr.’s pending litigation against certain of the other Directors; his pending arbitration proceedings with the Company related to his prior termination as the President and Chief Executive Officer of our Company; his litigation against the Company seeking reimbursement and future advancement of his legal fees and expenses incurred in such arbitration proceedings; the Board’s June 2015 determination to terminate Mr. Cotter, Jr. as our Company’s President and Chief Executive Officer; the potential that this personal action and legal proceedings have and will likely continue to cause dissension among Board members and impact the otherwise collegial nature of Board meetings; Mr. Cotter, Jr.’s longevity on the Board and his broad knowledge of our Company; Mr. Cotter, Jr.’s beneficial holdings of the Company’s securities; the fact that, depending on the ultimate resolution of certain litigation as to the terms of the Cotter Trust, Mr. Cotter, Jr. could periodically or ultimately hold voting control over our Company, and the fact that Ellen M. Cotter and Margaret Cotter had notified the Board that, as the beneficial owners of over 70% of the voting power of our Company, they supported Mr. Cotter Jr.’s ongoing participation on the Board.  After considering these factors, the Board nominated Mr. Cotter, Jr. to serve another term as a Director of the Company.

Each of the nominees received at least seven (7) Yes votes, with each such nominee abstaining as to his or her nomination.  Director Cotter, Jr. abstained with respect to the nomination of each of the nominees other than Ellen M. Cotter and Margaret Cotter, and voted Yes for Ellen M. Cotter and Margaret Cotter.  Director Adams voted No with respect to the nomination of James Cotter, Jr.

Code of Ethics

We have adopted a Code of Ethics designed to help our Directors and employees resolve ethical issues.  Our Code of Ethics applies to all Directors and employees, including the Chief Executive Officer, the Chief Financial Officer, principal accounting officer, controller and persons performing similar functions.  Our Code of Ethics is posted on our website at http://www.readingrdi.com/Governance-Documents.

The Board has established a means for employees to report a violation or suspected violation of the Code of Ethics anonymously.  In addition, we have adopted a “Whistleblower Policy,” which is posted on our website, at http://www.readingrdi.com/Governance-Documents, that establishes a process by which employees may anonymously disclose to the Audit Committee alleged fraud or violations of accounting, internal accounting controls or auditing matters.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee adopted a written charter for approval of transactions between the Company and its Directors, Director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year and the party to the transaction has or will have a direct or indirect interest.  A copy of this charter is available at www.readingrdi.com under the “Investor Relations” caption.  For additional information, see the section entitled “Certain Relationships and Related Party Transactions.”

Material Legal Proceedings

On June 12, 2015, the Board terminated James Cotter, Jr. as the President and Chief Executive Officer of our Company.  That same day, Mr. Cotter, Jr. filed a lawsuit, styled as both an individual and a derivative action, and titled “James Cotter, Jr., individually and derivatively on behalf of Reading International, Inc. vs. Margaret Cotter, et al.” Case No,: A-15-719860-V, Dept. XI (the “Cotter Jr. Derivative Action” and the “Cotter, Jr. Complaint,” respectively) against the Company and each of our other then sitting Directors (Ellen M. Cotter, Margaret Cotter, Guy Adams, William Gould, Edward Kane, Douglas McEachern, and Tim Storey, the “Original Defendant Directors”) in the Eighth Judicial District Court of the State of Nevada for Clark County (the “Nevada District Court”).  On October 22, 2015, Mr. Cotter, Jr., amended his complaint to drop his individual claims (the “Amended Cotter Jr. Derivative Complaint”).  Accordingly, the Amended Cotter, Jr. Complaint presently purports to assert only purportedly derivative claims and to seek remedies only on behalf of the Company.  The lawsuit currently alleges, among other things, that the Original Defendant Directors breached their fiduciary duties to the Company by terminating Mr. Cotter, Jr. as President and Chief Executive Officer, continuing to make use of the Executive Committee that has been in place for more than the past ten years, making allegedly potentially misleading statements in its press releases and filings with the Securities and Exchange Commission (“SEC”), paying certain compensation to Ms. Ellen M. Cotter, and allowing the Cotter Estate to make use of Class A Common Stock to pay for the exercise of certain long outstanding stock options held of record by the Cotter Estate.  He seeks reinstatement as President and Chief Executive Officer and alleges as damages fluctuations in the price for our Company’s shares after the announcement of his termination as President and Chief Executive Officer and certain unspecified damages to our Company’s reputation.

In a derivative action, the stockholder plaintiff seeks damages or other relief for the benefit of the Company, and not for the stockholder plaintiff’s individual benefit.  Accordingly, the Company is, at least in theory, only a nominal defendant in such a derivative action.  However, as a practical matter, because Mr. Cotter, Jr. is also seeking, among other things, an order that our Board’s determination to terminate Mr. Cotter Jr. was ineffective and that he should be reinstated as the President and Chief Executive Officer of the Company and also that our Board’s Executive Committee be disbanded (an injunctive remedy that, if granted, would be binding on the Company), and as he asserts potentially misleading statements in certain press releases and filings with the SEC, the Company is incurring significant cost and expense defending the decision to terminate Mr. Cotter, Jr. as President and Chief Executive Officer, its Board committee structure, and the adequacy of those press releases and filings.  Also, the Company continues to incur costs promulgating and responding to discovery demands and satisfying indemnity obligations to the Original Defendant Directors.

Our Directors and Officers Insurance liability insurer is providing insurance coverage, subject to a $500,000 deductible (which has now been exhausted) and its standard reservation of rights, with respect to the defense of the Original Director Defendants.  Our new Directors, Dr. Judy Codding and Mr. Michael Wrotniak, are not named in the Cotter Jr. Derivative Action as they were not Directors at the time of the breaches of fiduciary duty alleged by Mr. Cotter, Jr.

Pursuant to the terms of Mr. Cotter Jr.’s employment agreement with the Company, disputes relating to his employment are to be arbitrated.  Accordingly, on July 14, 2015, the Company filed an arbitration demand with the American Arbitration Association against Mr. Cotter, Jr.  The demand seeks declaratory relief, among other things, that Mr. Cotter, Jr.’s employment and employment agreement with the Company have been validly terminated and that the Board validly removed him from his positions as President and Chief Executive Officer of the Company and positions with the Company’s subsidiaries.

Mr. Cotter, Jr. has filed a counter-complaint in the arbitration, asserting claims for breach of his employment contract, declaratory relief, and contractual indemnification.  Mr. Cotter, Jr.’s counsel has advised that Mr. Cotter is seeking a variety of damages, including consequential damages, and that such claimed damages total no less than $1,000,000.  On April 19, 2016, Mr. Cotter, Jr. filed an action in the District Court, Clark County, Nevada seeking to recover his costs of defending the Arbitration, plus compensatory damages and interest at the maximum legal rate.  The Company intends to vigorously defend these claims.

On August 6, 2015, the Company received notice that a Motion to Intervene in the Cotter Jr. Derivative Action and that a proposed derivative complaint had been filed in the Nevada District Court captioned T2 Partners Management, LP, a Delaware limited partnership, doing business as Kase Capital Management; T2 Accredited Fund, LP, a Delaware limited partnership, doing business as Kase Fund; T2 Qualified Fund, LP, a Delaware limited partnership, doing business as Kase Qualified Fund; Tilson Offshore Fund, Ltd, a Cayman Islands exempted company; T2 Partners Management I, LLC, a Delaware limited liability company, doing business as Kase Management; T2 Partners Management Group, LLC, a Delaware limited liability company, doing business as Kase Group; JMG Capital Management, LLC, a Delaware limited liability company; and Pacific Capital Management, LLC, a Delaware limited liability company, derivatively on behalf of Reading International, Inc. vs. Margaret Cotter, Ellen M. Cotter, Guy Adams, Edward Kane, Douglas McEachern, Timothy Storey, William Gould and Does 1 through 100, inclusive, as defendants, and, Reading International, Inc., a Nevada corporation, as Nominal Defendant (the “T2 Derivative Action” ).  On August 11, 2015, the Court granted the motion of T2 Partners Management, LP et. al. (the “T2 Plaintiffs”), allowing these plaintiffs to file their complaint (the “T2 Derivative Complaint”).

On September 9, 2015, certain of the Original Defendant Directors filed a Motion to Dismiss the T2 Derivative Complaint.  The Company joined this Motion to Dismiss on September 14, 2015.  The hearing on this Motion to Dismiss was vacated as the T2 Plaintiffs voluntarily withdrew the T2 Derivative Complaint, with the parties agreeing that T2 Plaintiffs would have leave to amend the Complaint.  On February 12, 2016, the T2 Plaintiffs filed an amended T2 Derivative Complaint (the “Amended T2 Derivative Complaint”).

The T2 Plaintiffs allege in their Amended T2 Derivative Complaint various violations of fiduciary duty, abuse of control, gross mismanagement and corporate waste by the Amended T2 Complaint Director Defendants (as such term is defined below).  More specifically the Amended T2 Derivative Complaint seeks certain monetary damages, as well as equitable injunctive relief, attorney fees and costs of suit.  Once again, the Company has been named as a nominal defendant.  However, because the Amended T2 Derivative Complaint also seeks the reinstatement of Mr. Cotter, Jr., as our President and CEO, it is being defended by the Company.  In addition, the Company continues to incur costs promulgating and responding to discovery demands and satisfying indemnity obligations to the Amended T2 Complaint Director Defendants.  The defendants in the Amended T2 Complaint are the same as named in the Cotter Jr. Derivative Action as well as our two new Directors, Dr. Judy Codding and Michael Wrotniak, and Company legal counsel, Craig Tompkins.  Mr. Storey was not named as a defendant in the Amended T2 Complaint.  The cost of the defense of Directors Codding and Wrotniak is likewise being covered by our Directors and Officers Liability Insurance carrier with the same reservations of right as in the Cotter Jr. Derivative Action, but without any separate deductible.  The coverage under our Directors and Officers Liability Insurance of the cost of the defense of Mr. Tompkins is being reviewed by the insurer and is currently being covered by the Company under its indemnity agreement with him.  The Directors named in the T2 Derivative Complaint are referred to herein as the “Amended T2 Complaint Director Defendants” and the Directors named in the Amended Cotter, Jr. Derivative Complaint are referred to herein as the Amended Cotter Jr. Complaint Director Defendants.

The Amended T2 Derivative Complaint has deleted its request for an order disbanding our Executive Committee and an order “collapsing the Class A and B stock structure into a single class of voting stock.”  The Amended T2 Complaint has added a request for an order setting aside the election results from the 2015 Annual Meeting of Stockholders, based on an allegation that Ellen M. Cotter and Margaret Cotter were not entitled to vote the shares of Class B Common Stock held by the Cotter Estate and the Cotter Trust.  The Company and the other defendants contest the allegations of the T2 Plaintiffs.  The Company followed applicable Nevada law in recognizing that Ellen M. Cotter and Margaret Cotter had the legal right and power to vote the shares of Class B Common Stock held of record by the Cotter Estate and the Cotter Trust, and the independent Inspector of Elections has certified the results of that election.  Furthermore, even if the election results were to be overturned or voided, this would have no impact on the current composition of our Board, as all of the nominees were standing for re-election and accordingly retain their directorships until their replacements are elected.  The Company will vigorously contest any assertions by the T2 Plaintiffs challenging the voting at the 2015 Annual Meeting of Stockholders and believes that the court will rule for the Company should this issue ever reach the court.  The case is currently set for trial in November, 2016.

On May 2, 2016, the T2 Plaintiffs filed a petition on order shortening time seeking a preliminary injunction (1) enjoining the Inspector of Elections from counting any proxies purporting to vote either the 327,808 Class B shares represented by stock certificate B0005 (held of record by the Cotter Estate) or the 696,080 Class B shares represented by stock certificate RDIB 0028 (held of record by the Cotter Trust) at the upcoming June 2, 2016 Annual Meeting, and (2) enjoining Ellen M. Cotter, Margaret Cotter and James Cotter, Jr. from voting the above referenced shares at the 2016 Annual Meeting.    The Company believes that the above referenced shares are currently held of record by the Cotter Estate and the Cotter Trust, and that such shares can be voted by the Co-Executors of the Cotter Estate and the Trustees of the Cotter Trust, as applicable.

The Company believes that the claims set forth in the Amended Cotter Jr. Derivative Complaint and the Amended T2 Derivative Complaint are entirely without merit and seek equitable remedies for which no relief can be given.  The Company intends to defend vigorously against our Directors and Officers and against any attempt to reinstate Mr. Cotter, Jr. as President and Chief Executive Officer or to effect any changes in the rights of our Company’s stockholders.  Mr. Storey has been dismissed by stipulation as a defendant in the James Cotter Jr. Derivative Action.

On May 13, 2016, Directors Adams, Codding, Ellen M. Cotter, Margaret Cotter, Kane, McEachern and Wrotniak filed a motion in the T2 Derivative Action to disqualify the T2 Plaintiffs on the grounds that at least one of the T2 Plaintiffs had engaged in trading in our Company’s Class A Common Stock after production by the Company and the

Amended T2 Complaint Director Defendants of confidential information in the discovery process.

PROPOSAL 1:  Election of Directors

Nominees for Election

Nine Directors are to be elected at our Annual Meeting to serve until the annual meeting of stockholders to be held in 2017 or until their successors are duly elected and qualified.  Unless otherwise instructed, the proxy holders will vote the proxies received by us “FOR” the election of the nominees below, all of whom currently serve as Directors.  The nine nominees for election to the Board who receive the greatest number of votes cast for the election of Directors by the shares present and entitled to vote will be elected Directors.  If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board.  The nominees named have consented to serve if elected.

The names of the nominees for Director, together with certain information regarding them, are as follows:

Name	Age	Position
Ellen M. Cotter.........................................	50	Chair of the Board and Chief Executive Officer and President (1)
Guy W. Adams...........................................	65	Director (1)
Judy Codding.............................................	71	Director (2)
James Cotter, Jr. .......................................	46	Director (3)
Margaret Cotter.......................................	48	Vice Chair of the Board and Executive Vice President-Real Estate Management and Development-NYC (1)
William D. Gould.......................................	77	Director (4)
Edward L. Kane.........................................	78	Director (1) (2) (3) (5)
Douglas J. McEachern.................................	64	Director (2)(5)
Michael Wrotniak.....................................	49	Director (5)

(1)Member of the Executive Committee.

(2)Member of the Compensation and Stock Options Committee.

(3)Member of the Tax Oversight Committee.  This committee has been inactive since November 2, 2015, in anticipation that its functions would move to the Audit Committee under its new charter.  That new charter was approved on May 5, 2016.

(4)Lead Independent Director.

(5)Member of the Audit and Conflicts Committee.

Ellen M. Cotter.  Ellen M. Cotter has been a member of our Board since March 13, 2013, and currently serves as a member of our Executive Committee.  Ms. Cotter was appointed Chair of our Board on August 7, 2014 and served as our interim President and Chief Executive Officer from June 12, 2015 until January 8, 2016, when she was appointed our permanent President and Chief Executive Officer.  She joined the Company in March 1998.  Ms. Cotter is a graduate of Smith College and holds a Juris Doctor from Georgetown Law School.  Prior to joining the Company, Ms. Cotter spent four years in private practice as a corporate attorney with the law firm of White & Case in New York City.  Ms. Cotter is the sister of Margaret Cotter and James Cotter, Jr.  For more than the past ten years, Ms. Cotter served as the Chief Operating Officer (“COO”) of our domestic cinema operations, in which capacity she had, among other things, responsibility for the acquisition and development, marketing and operation of our cinemas in the United States.  Prior to her appointment as COO of Domestic Cinemas, she spent a year in Australia and New Zealand, working to develop our cinema and real estate assets in those countries.  Ms. Cotter is the Co-Executor of the Cotter Estate, which is the record owner of 427,808 shares of our Class B Stock (representing 25.5% of such Class B Stock).  Ms. Cotter is also a Co-Trustee of the Cotter Trust, which is the record owner of 696,080 shares of Class B Stock (representing an additional 41.4% of such Class B Stock).

Ms. Cotter brings to our Board her 18 years of experience working in our Company’s cinema operations in the United States, Australia and New Zealand.  She has also served as the Chief Executive Officer of Reading’s subsidiary,

Consolidated Entertainment, LLC, which operates substantially all of our cinemas in Hawaii and California.  In addition, with her direct ownership of 799,765 shares of Class A Stock and 50,000 shares of Class B Stock, and her positions as Co-Executor of the Cotter Estate and Co-Trustee of the Cotter Trust, Ms. Cotter is a significant stakeholder in our Company.  In recognition of her contributions to the independent film industry, Ms. Cotter was awarded the first Gotham Appreciation Award at the 2015 Gotham Independent Film Awards.  She was also inducted that same year into the ShowEast Hall of Fame.

Guy W. Adams.  Guy W. Adams has been a Director of the Company since January 14, 2014, currently serves as the chair of our Executive Committee, and until May 14, 2016, served as a member of our Compensation Committee.  For more than the past ten years, he has been a Managing Member of GWA Capital Partners, LLC, a registered investment adviser managing GWA Investments, LLC, a fund investing in various publicly traded securities.  Over the past fifteen years, Mr. Adams has served as an independent director on the boards of directors of Lone Star Steakhouse & Saloon, Mercer International, Exar Corporation and Vitesse Semiconductor.   At these companies, he has held a variety of board positions, including lead director, audit committee chair, and compensation committee chair.   He has spoken on corporate governance topics before such groups as the Council of Institutional Investors, the USC Corporate Governance Summit and the University of Delaware Distinguished Speakers Program.  Mr. Adams provides investment advice to private clients and currently invests his own capital in public and private equity transactions.  He has served as an advisor to James J. Cotter, Sr. and continues to provide professional advisory services to various enterprises now owned by either the Cotter Estate or the Cotter Trust.  Mr. Adams received his Bachelor of Science degree in Petroleum Engineering from Louisiana State University and his Masters of Business Administration from Harvard Graduate School of Business Administration.

Mr. Adams brings many years of experience serving as an independent director on public company boards, and in investing and providing financial advice with respect to investments in public companies.

Dr. Judy Codding.  Dr. Judy Codding has been a Director of our Company since October 5, 2015, and currently serves as a member of our Compensation Committee.     Dr. Codding is a globally respected education leader.  From October 2010 until October 2015 she served as the Managing Director of “The System of Courses,” a division of Pearson, PLC (NYSE: PSO), the largest education company in the world that provides education products and services to institutions, governments, and direct to individual learners.  Prior to that time, Dr. Codding served as the Chief Executive Officer and President of America’s Choice, Inc., which she founded in 1998, and which was acquired by Pearson in 2010.  America’s Choice, Inc. was a leading education company offering comprehensive, proven solutions to the complex problems educators face in the era of accountability.  Dr. Codding has a Doctorate in Education from University of Massachusetts at Amherst, and completed postdoctoral work and served as a teaching associate in Education at Harvard University where she taught graduate level courses focused on moral leadership.  Dr. Codding has served on various boards, including the Board of Trustees of Curtis School, Los Angeles, CA (2011 to present) and the Board of Trustees of Educational Development Center, Inc. (EDC) since 2012.  Through family entities, Dr. Codding has been and continues to be involved in the real estate business, through the ownership of hotels, shopping centers and buildings in Florida and the exploration of mineral, oil and gas rights in Maryland and Kentucky.

Dr. Codding brings to our Board her experience as an entrepreneur, as an author, advisor and researcher in the areas of leadership training and decision-making as well as her experience in the real estate business.

James Cotter, Jr.  James Cotter, Jr. has been a Director of our Company since March 21, 2002, and served as a member of our Tax Oversight Committee.  The Tax Oversight Committee has been inactive since November 2, 2015, in anticipation that its functions would be moved to the Audit Committee under its new charter. That new charter was adopted on May 5, 2016.  Mr. Cotter, Jr. served as our Vice Chair from June 2007 until August 7, 2014.  Mr. Cotter, Jr. served as our President from June 1, 2013 through June 12, 2015, and as our Chief Executive Officer from August 7, 2014 through June 12, 2015.  He is currently the lead director of Cecelia Packing Corporation (a Cotter family‑owned citrus grower, packer and marketer) and served as the Chief Executive Officer of that company from July 2004 until 2013.  Mr. Cotter, Jr. served as a Director of Cecelia Packing Corporation from February 1996 to September 1997, and as a Director of Gish Biomedical from September 1999 to March 2002.  He was an attorney in the law firm of Winston & Strawn (and its predecessor), specializing in corporate law, from September 1997 to May 2004.  Mr. Cotter, Jr. is the brother of Margaret Cotter and Ellen M. Cotter.  Mr. Cotter, Jr. has advised the Company that he is a Co-Trustee of the Cotter Trust, which is the record owner of 696,080 shares of Class B Stock (representing 41.4% of such Class B Stock).  The Company understands that Mr. Cotter’s status as a trustee of the Cotter Trust is disputed by his sisters, Ellen M. Cotter and Margaret Cotter.

James Cotter, Jr. brings to our Board his experience as a business professional and corporate attorney, as well as his many years of experience in, and knowledge of, the Company’s business and affairs.  In addition, with his direct ownership of 770,186 shares of our Company’s Class A Common Stock and his position as Co-Trustee of the Cotter Trust, Mr. Cotter, Jr. is a significant stakeholder in our Company.  Further, depending on the outcome of ongoing Trust Litigation, in the future Mr. Cotter, Jr. may be a controlling stockholder in the Company.

Margaret Cotter.  Margaret Cotter has been a Director of our Company since September 27, 2002, and on August 7, 2014 was appointed Vice Chair of our Board and currently serves as a member of our Executive Committee.  On March 10, 2016, our Board appointed Ms. Cotter as Executive Vice President-Real Estate Management and Development-NYC.  In this position, Ms. Cotter is responsible for the management of our live theater properties and operations, including oversight of the re-development of our Union Square and Cinemas 1, 2, 3 properties.  Ms. Cotter is the owner and President of OBI, LLC (“OBI”), which, from 2002 until her appointment as Executive Vice President-Real Estate Management and Development-NYC, managed our live-theater operations under a management agreement.  Pursuant to the OBI management agreement, Ms. Cotter also served as the President of Liberty Theaters, LLC, the subsidiary through which we own our live theaters.  The OBI management agreement was terminated with Ms. Cotter’s appointment as Executive Vice President-Real Estate Management and Development-NYC.  Ms. Cotter is also a theatrical producer who has produced shows in Chicago and New York and is a board member of the League of Off-Broadway Theaters and Producers.  Ms. Cotter, a former Assistant District Attorney for King’s County in Brooklyn, New York, graduated from Georgetown University and Georgetown University Law Center.  She is the sister of Ellen M. Cotter and James Cotter, Jr.  Ms. Margaret Cotter is a Co-Executor of the Cotter Estate, which is the record owner of 427,808 shares of our Class B Stock (representing 25.5% of such Class B Stock).  Ms. Margaret Cotter is also a Co-Trustee of the Cotter Trust, which is the record owner of 696,080 shares of Class B Voting Common Stock (representing an additional 41.4% of such Class B Stock).

Ms. Cotter brings to the Board her experience as a live theater producer, theater operator and an active member of the New York theater community, which gives her insight into live theater business trends that affect our business in this sector.  Operating and overseeing these properties for over 17 years, Ms. Cotter contributes to the strategic direction for our developments.  In addition, with her direct ownership of 804,173 shares of Class A Stock and 35,100 shares of Class B Stock and her positions as Co-Executor of the Cotter Estate and Co-Trustee of the Cotter Trust, Ms. Cotter is a significant stakeholder in our Company.

William D. Gould.  William D. Gould has been a Director of our Company since October 15, 2004, and currently serves as our Lead Independent Director.  Mr. Gould has been a member of the law firm of TroyGould PC since 1986.  Previously, he was a partner of the law firm of O’Melveny & Myers.  We have from time to time retained TroyGould PC for legal advice.  Total fees payable to Mr. Gould’s law firm for calendar year 2015 were $61,000.84.

Mr. Gould is an author and lecturer on the subjects of corporate governance and mergers and acquisitions.  Mr. Gould brings to our Board more than fifty years of experience as a corporate lawyer and advisor focusing on corporate governance, mergers and acquisitions.

Edward L. Kane.  Edward L. Kane has been a Director of our Company since October 15, 2004.  Mr. Kane was also a Director of our Company from 1985 to 1998, and served as President from 1987 to 1988.  Mr. Kane currently serves as the chair of our Compensation Committee, and served as chair of our Tax Oversight Committee. That committee has been inactive since November 2, 2015, in anticipation that its functions would be moved to the Audit Committee under its new charter.   The new charter for the Audit Committee was approved on May 5, 2016.   He also serves as a member of our Executive Committee and our Audit Committee.    Mr. Kane practiced as a tax attorney for many years in San Diego, California.  Since 1996, Mr. Kane has acted as a consultant and advisor to the health care industry, serving as the President and sole shareholder of High Avenue Consulting, a healthcare consulting firm, and as the head of its successor proprietorship.  During the 1990s, Mr. Kane also served as the Chair and Chief Executive Officer of ASMG Outpatient Surgical Centers in southern California, and he served as a director of BDI Investment Corp., which was a regulated investment company based in San Diego.  For over a decade, he was the Chair of Kane Miller Books, an award-winning publisher of children’s books.  At various times during the past three decades, Mr. Kane has been Adjunct Professor of Law at two of San Diego’s law schools, most recently in 2008 and 2009 at Thomas Jefferson School of Law, and prior thereto at California Western School of Law.

In addition to his varied business experience, Mr. Kane brings to our Board his many years as a tax attorney and law professor.  Mr. Kane also brings his experience as a past President of Craig Corporation and of Reading Company, two of our corporate predecessors, as well as his experience as a former member of the boards of directors of several publicly held corporations.

Douglas J. McEachern.  Douglas J. McEachern has been a Director of our Company since May 17, 2012 and chair of our Audit Committee since August 1, 2012 and serves as a member of our Compensation Committee since May 14, 2016.  He has served as a member of the board and of the audit and compensation committee for Willdan Group, a NASDAQ listed engineering company, since 2009.  From June 2011 until October 2015, Mr. McEachern was a director of Community Bank in Pasadena, California and a member of its audit committee.  Mr. McEachern served as the chair of the board of Community Bank from October 2013 until October 2015.  He also is a member of the finance committee of the Methodist Hospital of Arcadia.  From September 2009 to December 2015, Mr. McEachern served as an instructor of auditing and accountancy at Claremont McKenna College.  Mr. McEachern was an audit partner from July 1985 to May 2009 with the audit firm of Deloitte and Touche, LLP, with client concentrations in financial institutions and real estate.  Mr. McEachern was also a Professional Accounting Fellow with the Federal Home Loan Bank board in Washington DC, from June 1983 to July 1985.  From June 1976 to June 1983, Mr. McEachern was a staff member and subsequently a manager with the audit firm of Touche Ross & Co. (predecessor to Deloitte & Touche, LLP).  Mr. McEachern received a B.S. in Business Administration in 1974 from the University of California, Berkeley, and an M.B.A. in 1976 from the University of Southern California.

Mr. McEachern brings to our Board his more than 38 years’ experience meeting the accounting and auditing needs of financial institutions and real estate clients, including our Company.  Mr. McEachern also brings his experience reporting as an independent auditor to the boards of directors of a variety of public reporting companies and as a board member himself for various companies and not-for-profit organizations.

Michael Wrotniak.  Michael Wrotniak has been a Director of our Company since October 12, 2015, and has served as a member of our Audit Committee since October 25, 2015.  Since 2009, Mr. Wrotniak has been the Chief Executive Officer of Aminco Resources, LLC (“Aminco”), a privately held international commodities trading firm.  Mr. Wrotniak joined Aminco in 1991 and is credited with expanding Aminco’s activities in Europe and Asia.  By establishing a joint venture with a Swiss engineering company, as well as creating partnerships with Asia-based businesses, Mr. Wrotniak successfully diversified Aminco’s product portfolio.  Mr. Wrotniak became a partner of Aminco in 2002.  Mr. Wrotniak has been for more than the past six years, a trustee of St. Joseph’s Church in Bronxville, New York, and is a member of the Board of Advisors of the Little Sisters of the Poor at their nursing home in the Bronx, New York since approximately 2004.  Mr. Wrotniak graduated from Georgetown University in 1989 with a B.S. in Business Administration (cum laude).

Mr. Wrotniak is a specialist in foreign trade, and brings to our Board his considerable experience in international business, including foreign exchange risk mitigation.

Please see footnote 12 of the Beneficial Ownership of Securities table for information regarding the election of Ellen M. Cotter, Margaret Cotter and James Cotter, Jr. to the Board.

Attendance at Board and Committee Meetings

During the year ended December 31, 2015, our Board met 13 times.  The Audit Committee held four meetings, the Compensation Committee held three meetings, and the Tax Oversight Committee held one meeting.  Each Director attended at least 75% of these Board meetings and at least 75% of the meetings of all committees on which he or she served.

Indemnity Agreements

We currently have indemnity agreements in place with each of our current Directors and senior officers, as well as certain of the Directors and senior officers of our subsidiaries.  Under these agreements, we have agreed, subject to certain exceptions, to indemnify each of these individuals against all expenses, liabilities and losses incurred in connection with any threatened, pending or contemplated action, suit or proceeding, whether civil or criminal, administrative or investigative, to which such individual is a party or is threatened to be made a party, in any manner, based upon, arising from, relating to or by reason of the fact that such individual is, was, shall be or has been a Director, officer, employee, agent or fiduciary of the Company.

Compensation of Directors

During 2015, we paid our non-employee Directors $50,000 per year.  We paid the Chair of our Audit Committee an additional $7,000 per year, the Chair of our Compensation Committee an additional $5,000 per year, the Chair of our Tax Oversight Committee an additional $18,000 per year and the Lead Independent Director an additional $5,000 per year.

In 2015, we also paid an additional one-time fee of $25,000 to each of Messrs. Adams, Gould, McEachern and Kane, and an additional one-time fee of $75,000 to Mr. Storey.  These fees were awarded in each case in recognition of their service on our Board and Committees.

In March 2016, the Board approved additional special compensation to be paid for extraordinary services to the Company and devotion of time in providing such services, as follows:

Guy W. Adams:$50,000
Edward L. Kane:$10,000
Douglas J. McEachern:$10,000

Some portion of such additional special compensation was for services rendered during 2015.

Upon joining our Board, new Directors historically received immediately vested five-year stock options to purchase 20,000 shares of our Class A Stock at an exercise price equal to the market price of the stock at the date of grant.  However, this process was discontinued in 2015, and Directors Codding and Wrotniak did not receive such grants.  In January, 2015 and January, 2016, each of our then non-employee Directors received an annual grant of stock options to purchase 2,000 shares of our Class A Stock.  The options awarded have a term of five years, an exercise price equal to the market price of Class A Stock on the grant date and were fully vested immediately upon grant.  As discussed below, our outside director compensation was changed for the remainder of 2016 and the years thereafter.  See “2016 and Future Director Compensation,” below.

Director Compensation Table

The following table sets forth information concerning the compensation to persons who served as our non‑employee Directors during 2015 for their services as Directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Judy Codding	11,957	0	0	11,957
Margaret Cotter (2)	35,000	7,656	0	42,656
Guy W. Adams	75,000	7,656	0	82,656
William D. Gould	80,000	7,656	0	87,656
Edward L. Kane	98,000	7,656	0	105,656
Douglas J. McEachern	82,000	7,656	0	89,656
Tim Storey (3)	112,500	7,656	21,136(4)	140,292
Michael Wrotniak	11,005	0	0	11,005

(1)Fair value of the award computed in accordance with FASB ASC Topic 718.

(2)Until March 10, 2016, in addition to her Director’s fees, Ms. Margaret Cotter received a combination of fixed and incentive management fees under the OBI management agreement described under the caption “Certain Transactions and Related Party Transactions - OBI Management Agreement,” below.

(3)Mr. Storey served on our Board and Compensation Committee through October 11, 2015.

(4)Represents fees paid to Mr. Storey as the sole independent Director of our Company’s wholly owned New Zealand subsidiary.

2016 and Future Director Compensation

As discussed below in “Compensation Discussion and Analysis,” the Executive Committee of our Board, upon the recommendation of our Chief Executive Officer, requested the Compensation Committee to evaluate the Company's compensation policy for outside directors and to establish a plan that encompasses sound corporate practices consistent with the best interests of the Company.  Our Compensation Committee undertook to review, evaluate, revise and recommend the adoption of new compensation arrangements for executive and management officers and outside directors of the Company.  In January 2016, the Compensation Committee retained the international compensation consulting firm of Willis Towers Watson as its advisor in this process and also relied on our legal counsel, Greenberg Traurig, LLP.

The process followed by our Compensation Committee was similar to that in scope and approach used by the Compensation Committee in considering executive compensation.  Willis Towers Watson reviewed and presented to the Compensation Committee the competitiveness of the Company’s outside director compensation. The Company’s outside director compensation was compared to the compensation paid by the 15 peer companies (identified “Compensation Discussion and Analysis”). Willis Towers Watson’s key findings were:

•	Our annual Board retainer was slightly above the 50th percentile while the total cash compensation paid to outside Directors was close to the 25th percentile.
•	Due to our minimal annual Director equity grants, total direct compensation to our outside Directors was the lowest among the peer group.
•	We should consider increasing our committee cash compensation and annual Director equity grants to be in line with peer practices.

The foregoing observations and recommendations were studied, questioned and thoroughly discussed by our Compensation Committee, Willis Towers Watson and legal counsel over the course of our Compensation Committee meetings.  Among other things, our Compensation Committee discussed and considered the recommendations made by Willis Towers Watson regarding Director retainer fees and equity awards for Directors. Following discussion, our Compensation Committee recommended and our Board authorized that:

•	The Board retainer currently paid to outside Directors will not be changed.
•	The committee chair retainers will be increased to $20,000 for our Audit Committee and our Executive Committee and $15,000 for our Compensation Committee.
•	The committee member fees will be $7,500 for our Audit and Executive Committees and $5,000 for our Compensation Committee.
•	The Lead Independent Director fee will be increased to $10,000.
•

The annual equity award value to Directors will be $60,000 as a fixed dollar value based on the closing price on the date of the grant and, that the equity award be restricted stock units and that such restricted stock units have a twelve month vesting period.

•	Our Board also approved additional special compensation to be paid to certain directors for extraordinary services provided to us and devotion of time in providing such services as follows:
o	Guy W. Adams, $50,000
o	Edward L. Kane, $10,000
o	Douglas J. McEachern, $10,000

Our Board compensation was made effective for the year 2016 and equity grants were made on March 10, 2016 based upon the closing of the Company's Class A Common Stock on such date.

Vote Required

The nine nominees receiving the greatest number of votes cast at the Annual Meeting will be elected to the Board.

The Board has nominated each of the nominees discussed above to hold office until the 2017 Annual Meeting of Stockholders and thereafter until his or her respective successor has been duly elected and qualified.  In the event that any nominee shall be unable or unwilling to serve as a Director, the Board shall reserve discretionary authority to vote for a substitute or substitutes.  The Board has no reason to believe that any nominee will be unable or to serve and all nominees named have consented to serve if elected.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

Ellen M. Cotter and Margaret Cotter, who together have shared voting control over an aggregate of 1,208,988 shares, or 71.9%, of our Class B Stock, have informed the Board that they intend to vote the shares beneficially held by them in favor of the nine nominees named in this Proxy Statement for election to the Board under Proposal 1.  Of the shares of Class B Stock beneficially held by them, 696,080 shares are held of record by the Cotter Trust.  James Cotter, Jr. alleges he has the right to vote the shares held by the Cotter Trust.  The Company believes that, under applicable Nevada Law, where there are multiple trustees of a trust that is a record owner of voting shares of a Nevada corporation, and more than one trustee votes, the votes of the majority of the voting trustees apply to all of the shares held of record by the trust.  If more than one trustee votes and the votes are split evenly on any particular proposal, each trustee may vote proportionally the shares held of record by the trust.  Ellen M. Cotter and Margaret Cotter, who collectively constitute a majority of the Co-Trustees of the Cotter Trust, have informed the Board that they intend to vote the shares held by the Cotter Trust for the nine nominees named in this Proxy Statement for election to the Board under Proposal 1.  Accordingly, the Company believes that Ellen M. Cotter and Margaret Cotter collectively have the power and authority to vote all of the shares of Class B Stock held of record by the Cotter Trust.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee of our Board with respect to our audited financial statements for the fiscal year ended December 31, 2015.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The purpose of the Audit Committee is to assist the Board in its general oversight of our financial reporting, internal controls and audit functions.  The Audit Committee operates under a written Charter adopted by our Board.  The Charter is reviewed periodically and subject to change, as appropriate.  The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee.

In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management and Grant Thornton LLP, our independent auditors.  Management is responsible for:  the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.  Grant Thornton LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” and PCAOB Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting that is Integrated with Audit of Financial Statements.”  In addition, Grant Thornton LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Grant Thornton LLP their firm’s independence.

Based on their review of the consolidated financial statements and discussions with and representations from management and Grant Thornton LLP referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2015 for filing with the SEC.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States.  That is the responsibility of management and the Company’s independent registered public accounting firm.  In giving its recommendation to the Board, the Audit Committee relied on (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (2) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Respectfully submitted by the Audit Committee. Douglas J. McEachern, Chair Edward L. Kane Michael Wrotniak

BENEFICIAL OWNERSHIP OF SECURITIES

Except as described below, the following table sets forth the shares of Class A Stock and Class B Stock beneficially owned on April 22, 2016 by:

•	each of our incumbent Directors and Director nominees;
•	each of our incumbent executive officers and named executive officers set forth in the Summary Compensation Table of this Proxy Statement;
•	each person known to us to be the beneficial owner of more than 5% of our Class B Stock; and
•	all of our incumbent Directors and incumbent executive officers as a group.

Except as noted, and except pursuant to applicable community property laws, we believe that each beneficial owner has sole voting power and sole investment power with respect to the shares shown.  An asterisk (*) denotes beneficial ownership of less than 1%.

	Amount and Nature of Beneficial Ownership (1)
	Class A Stock		Class B Stock
Name and Address of Beneficial Owner	Number of Shares	Percentage of Stock	Number of Shares	Percentage of Stock
Directors and Named Executive Officers
Ellen M. Cotter (2)(12)	3,146,965	14.5	1,173,888	69.8
James Cotter, Jr. (12)(13)	3,084,976	14.2	696,080	41.4
Margaret Cotter (3)(12)	3,335,012	15.4	1,158,988	66.9
Guy W. Adams (8)	2,000	*	--	--
Judy Codding (9)	2,000	*	--	--
William D. Gould (4)	56,340	*	--	--
Edward L. Kane (5)	21,500	*	100	*
Andrzej J. Matyczynski (16)	50,880	*	--	--
Douglas J. McEachern (6)	39,300	*	--	--
Michael Wrotniak (10)	2,000	--	--	--
Robert F. Smerling (7)	43,750	*	--	--
Wayne Smith (11)	3,000	*	--	--
William Ellis (17)	20,000	*	--	--
Dev Ghose (18)	25,000	*	--	--
5% or Greater Stockholders
James J. Cotter Living Trust (12)	1,897,649	8.8	696,080	41.4
Estate of James J. Cotter, Sr. (Deceased) (12)	326,800	1.5	427,808	25.5

Mark Cuban (14) 5424 Deloache Avenue Dallas, Texas 75220	72,164	*	207,913	12.4
PICO Holdings, Inc. and PICO Deferred Holdings, LLC (15) 875 Prospect Street, Suite 301 La Jolla, California 92037	--	--	117,500	7.0
James J. Cotter Foundation	102,751	*
Cotter 2005 Grandchildren’s Trust	289,390	1.3
All Directors and executive officers as a group (14 persons)	5,032,094	23.2	1,209,088	71.9

(1)Percentage ownership is determined based on 21,654,302 shares of Class A Stock and 1,680,590 shares of Class B Stock outstanding on April 22, 2016.  Beneficial ownership has been determined in accordance with SEC rules.  Shares subject to options that are currently exercisable, or exercisable within 60 days following the date as of which this information is provided, and not subject to repurchase as of that date, which are indicated by footnote, are deemed to be beneficially owned by the person holding the options and are deemed to be outstanding in computing the percentage ownership of that person, but not in computing the percentage ownership of any other person.

(2)The Class A Stock shown includes 20,000 shares subject to stock options as well as 799,765 shares held directly.  The Class A Stock shown also includes 102,751 shares held by the James J. Cotter Foundation (the “Cotter Foundation”).  Ellen M. Cotter is Co-Trustee of the Cotter Foundation and, as such, is deemed to beneficially own such shares.  Ms. Cotter disclaims beneficial ownership of such shares except to the extent of her pecuniary interest, if any, in such shares.  The Class A Stock shown also includes 297,070 shares that are part of the Estate of James J. Cotter, Deceased (the “Cotter Estate”) that is being administered in the State of Nevada and 29,730 shares from the Cotter Profit Sharing Plan.  On December 22, 2014, the District Court of Clark County, Nevada, appointed Ellen M. Cotter and Margaret Cotter as co-executors of the Cotter Estate.  As such, Ellen M. Cotter would be deemed to beneficially own such shares.  The shares of Class A Stock shown also include 1,897,649 shares held by the James J. Cotter Living Trust (the “Cotter Trust”).  See footnote (12) to this table for information regarding beneficial ownership of the shares held by the Cotter Trust.  As Co-Trustees of the Cotter Trust, the three Cotter family members would be deemed to beneficially own such shares depending upon the outcome of the matters described in footnote (12).  Together Margaret Cotter and Ellen M. Cotter beneficially own 1,208,988 shares of Class B Stock.

(3)The Class A Stock shown includes 17,000 shares subject to stock options as well as 804,173 shares held directly.  The Class A Stock shown also includes 289,390 shares held by the Cotter 2005 Grandchildren’s Trust and 29,730 shares from the Cotter Profit Sharing Plan.  Margaret Cotter is Co-Trustee of the Cotter 2005 Grandchildren’s Trust and, as such, is deemed to beneficially own such shares.  Ms. Cotter disclaims beneficial ownership of such shares except to the extent of her pecuniary interest, if any, in such shares.  The Class A Stock shown includes 297,070 shares of Class A Stock that are part of the Cotter Estate.  As Co-Executor of the Cotter Estate, Ms. Cotter would be deemed to beneficially own such shares.  The shares of Class A Stock shown also include 1,897,649 shares held by the Cotter Trust.  See footnotes (12) for information regarding beneficial ownership of the shares held by the Cotter Trust.  As Co-Trustees of the Cotter Trust, the three Cotter family members would be deemed to beneficially own such shares depending upon the outcome of the matters described in footnote (12).  Together Margaret Cotter and Ellen M. Cotter beneficially own 1,208,988 shares of Class B Stock.

(4)The Class A Stock shown includes 19,000 shares subject to stock options.

(5)The Class A Stock shown includes 4,000 shares subject to stock options.

(6)The Class A Stock shown includes 29,000 shares subject to stock options.

(7)The Class A Stock shown consists of 43,750 shares subject to stock options.

(8)The Class A Stock shown consists of 2,000 shares subject to stock options.

(9) The Class A Stock shown consists of 2,000 shares subject to stock options.

(10)  The Class A Stock shown consists of 2,000 shares subject to stock options.

(11)  The Class A Stock shown consists of 3,000 restricted stock grants.

(12)On June 5, 2013, the Declaration of Trust establishing the Cotter Trust was amended and restated (the “2013 Restatement”) to provide that, upon the death of James J. Cotter, Sr., the Trust’s shares of Class B Stock were to be held in a separate trust, to be known as the “Reading Voting Trust,” for the benefit of the grandchildren of Mr. Cotter, Sr. Mr. Cotter, Sr. passed away on September 13, 2014.  The 2013 Restatement also names Margaret Cotter the sole trustee of the Reading Voting Trust and names James Cotter, Jr. as the first alternate trustee in the event that Ms. Cotter is unable or unwilling to act as trustee.  The trustees of the Cotter Trust, as of the 2013 Restatement, were Ellen M. Cotter and Margaret Cotter.  On June 19, 2014, Mr. Cotter, Sr. signed a 2014 Partial Amendment to Declaration of Trust (the “2014 Amendment”) that names Margaret Cotter and James  Cotter, Jr. as the co-trustees of the Reading Voting Trust and provides that, in the event they are unable to agree upon an important trust decision, they shall rotate the trusteeship between them annually on each January 1st.  It further directs the trustees of the Reading Voting Trust to, among other things, vote the Class B Stock held by the Reading Voting Trust in favor of the appointment of Ellen M. Cotter, Margaret Cotter and James Cotter, Jr. to our Board and to take all actions to rotate the chairmanship of our Board among the three of them.  The 2014 Amendment states that James  Cotter, Jr., Ellen M. Cotter and Margaret Cotter are Co‑Trustees of the Cotter Trust.  On February 5, 2015, Ellen M. Cotter and Margaret Cotter filed a Petition in the Superior Court of the State of California, County of Los Angeles, captioned In re James J. Cotter Living Trust dated August 1, 2000 (Case No. BP159755).  The Petition, among other things, seeks relief that could determine the validity of the 2014 Amendment and who between Margaret Cotter and James Cotter Jr. will have authority as trustee or co-trustees of the Reading Voting Trust to vote the shares of Class B Stock shown (in whole or in part) and the scope and extent of such authority.  Mr. Cotter, Jr. has filed an opposition to the Petition.  The 696,080 shares of Class B Stock shown in the table as being beneficially owned by the Cotter Trust are reflected on the Company’s stock register as being held by the Cotter Trust and not by the Reading Voting Trust.  The information in the table reflects direct ownership of the 696,080 shares of Class B Stock by the Cotter Trust in accordance with the Company’s stock register and beneficial ownership of such shares as being held by each of the three potential Co-Trustees, Mr. Cotter, Jr., Ellen M. Cotter and Margaret Cotter, who, unless a court determines otherwise, are deemed to share voting and investment power of the shares held by the Cotter Trust.

(13)The Class A Stock shown includes 25,000 shares subject to stock options as well as 770,186 shares held directly. The Class A Stock shown also includes 289,390 shares held by the Cotter 2005 Grandchildren’s Trust and 102,751 held by the Cotter Foundation.  Mr. Cotter, Jr. is Co-Trustee of the Cotter 2005 Grandchildren’s Trust and of the Cotter Foundation and, as such, is deemed to beneficially own such shares.  Mr. Cotter, Jr. disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any, in such shares.  The Class A Stock shown also includes 1,897,649 shares held by the Cotter Trust, which became irrevocable upon Mr. Cotter, Sr.’s death on September 13, 2014.  See footnote (12) above for information regarding beneficial ownership of the shares held by the Cotter Trust.  As Co-Trustees of the Cotter Trust, the three Cotter family members would be deemed to beneficially own such shares depending upon the outcome of the matters described in footnote (12).  The Class A Stock shown includes 770,186 shares pledged as security for a margin loan.

(14)Based on Mr. Cuban’s Form 5 filed with the SEC on February 19, 2016 and Schedule 13D/A filed on February 22, 2016.

(15)Based on the PICO Holdings, Inc. and PICO Deferred Holdings, LLC Schedule 13G filed with the SEC on January 14, 2009.

(16)The Class A Stock shown includes 25,000 shares subject to stock options.

(17)The Class A Stock shown includes 8,815 shares subject to stock options.

(18)The Class A Stock shown includes 25,000 shares subject to stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings.  Based solely on our review of the copies received by us and on the written representations of certain reporting persons, we believe that the following Forms 3 and 4 for transactions that occurred in

2015 were not filed or filed later than is required under Section 16(a) of the Securities Exchange Act of 1934:

Filer	Form	Transaction Date	Date of Filing
Andrzej J. Matyczynski	4	December 31, 2015	Not filed (1)
Andrzej J. Matyczynski	4	December 31, 2014	Not filed (2)
Andrzej J. Matyczynski	4	December 31, 2013	Not filed (3)
Mark Cuban	4	November 11, 2015	Not filed (4)
Estate of James J. Cotter	4	December 31, 2014	October 9, 2015
James J. Cotter Living Trust	3	September 13, 2014	October 9, 2015
Ellen M. Cotter	4	April 16, 2015	October 9, 2015
Margaret Cotter	4	April 8, 2015	October 9, 2015
William Gould	4	April 6, 2015	October 8, 2015
James Cotter Jr.(5)	4	March 10, 2016	March 15, 2016
James Cotter Jr.	4	November 25, 2015	December 1, 2015
James Cotter Jr.	4	August 17, 2015	August 24, 2015
James Cotter Jr.	4	July 16, 2015	July 31, 2015
James Cotter Jr.	4	June 30, 2015(6)	July 16, 2015
James Cotter, Jr.	4	June 4, 2016(7)	July 16, 2015
Wayne Smith	4	July 16, 2015	July 31, 2015

(1)	This transaction was reported on Form 5 on April 22, 2016, which is later than required under Section 16(a) of the Securities Exchange Act of 1934.
(2)	This transaction was reported on Form 5 on March 17, 2015, which is later than required under Section 16(a) of the Securities Exchange Act of 1934.
(3)	This transaction was reported on Form 5 on March 12, 2014, which is later than required under Section 16(a) of the Securities Exchange Act of 1934.
(4)	This transaction was reported on Form 5 on February 19, 2016, which is later than required under Section 16(a) of the Securities Exchange Act of 1934.
(5)

An additional Form 4 for Mr. Cotter Jr. was reported with a typographical error in the transaction date.  The transaction date was reported as December 1, 2012, but should have been reported as December 1, 2015.  This Form 4 was timely filed on December 3, 2015.

(6)	Pursuant to Form 4/A filed August 24, 2015, the earliest transaction date was changed from July 1, 2015 to June 30, 2015.
(7)	Pursuant to Form 4/A filed November 17, 2015, the earliest transaction date was changed from July 1, 2015 to June 4, 2015.

In addition to the above, the following Forms 5 for transactions that occurred in 2013, 2014 and 2015 were filed later than is required under Section 16(a) of the Securities Exchange Act of 1934.

Filer	Form	Transaction Date	Date of Filing
Andrzej J. Matyczynski	5	December 31, 2015	April 22, 2016
Andrzej J. Matyczynski	5	December 31, 2014	March 17, 2015
Andrzej J. Matyczynski	5	December 31, 2013	March 12, 2014
Mark Cuban	5	November 11, 2015	February 19, 2016

Insofar as we are aware, all required filings have now been made.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers, other than Ellen M. Cotter and Margaret Cotter, whose information is set forth above under “Proposal 1: Election of Directors – Nominees for Election.”

Name	Age	Title
Dev Ghose	62	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
Robert F. Smerling	81	President - Domestic Cinemas
Wayne D. Smith	58	Managing Director – Australia and New Zealand
Andrzej J. Matyczynski	63	Executive Vice President – Global Operations

Devasis (“Dev”) Ghose.  Dev Ghose was appointed Chief Financial Officer and Treasurer on May 11, 2015, Executive Vice President on March 10, 2016 and Corporate Secretary on April 28, 2016.  Over the past 25 years, Mr. Ghose served as Executive Vice President and Chief Financial Officer and in a number of senior finance roles with three NYSE-listed companies:  Skilled Healthcare Group (a health services company, now part of Genesis HealthCare) from 2008 to 2013, Shurgard Storage Centers, Inc. (an international company focused on the acquisition, development and operation of self-storage centers in the US and Europe; now part of Public Storage) from 2004 to 2006, and HCP, Inc., (which invests primarily in real estate serving the healthcare industry) from 1986 to 2003, and as Managing Director-International for Green Street Advisors (an independent research and trading firm concentrating on publicly traded real estate corporate securities in the US & Europe) from 2006 to 2007.  Prior thereto, Mr. Ghose worked for 10 years for PricewaterhouseCoopers in the U.S. from 1975 to 1985, and KPMG in the UK.  He qualified as a Certified Public Accountant in the U.S. and a Chartered Accountant in the U.K., and holds an Honors Degree in Physics from the University of Delhi, India and an Executive M.B.A. from the University of California, Los Angeles.

Robert F. Smerling.  Robert F. Smerling has served as President of our domestic cinema operations since 1994.  Mr. Smerling has been in the cinema industry for 58 years and, immediately before joining our Company, served as the President of Loews Theatres Management Corporation.

Wayne D. Smith.  Wayne D. Smith joined our Company in April 2004 as our Managing Director - Australia and New Zealand, after 23 years with Hoyts Cinemas.  During his time with Hoyts, he was a key driver, as Head of Property, in growing that company’s Australian and New Zealand operations via an AUD$250 million expansion to more than 50 sites and 400 screens.  While at Hoyts, his career included heading up the group’s car parking company, cinema operations, representing Hoyts as a director on various joint venture interests, and coordinating many asset acquisitions and disposals the company made.

Andrzej J. Matyczynski.  On March 10, 2016, Mr. Matyczynski was appointed as our Executive Vice President—Global Operations.  From May 11, 2015 until March 10, 2016, Andrzej J. Matyczynski acted as the Strategic Corporate Advisor to the Company.  Mr. Matyczynski served as our Chief Financial Officer and Treasurer from November 1999 until May 11, 2015 and as Corporate Secretary from May 10, 2011 to October 20, 2014.  Prior to joining our Company, he spent 20 years in various senior roles throughout the world at Beckman Coulter Inc., a U.S. based multi-national.  Mr. Matyczynski earned a Master’s Degree in Business Administration from the University of Southern California.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role and Authority of the Compensation Committee

Our Board has established a standing Compensation Committee consisting of three of our non-employee Directors.  As a Controlled Company, we are exempt from the NASDAQ Listing Rules regarding the determination of executive compensation solely by independent directors.  Notwithstanding such exemption, we adopted a Compensation Committee charter on March 10, 2016 requiring our Compensation Committee members to meet the independence rules and regulations of the SEC and the NASDAQ Stock Market.

Prior to the adoption of our Compensation Committee Charter on March 10, 2016, it was our practice that the Compensation Committee would recommend to the full Board the compensation of our Chief Executive Officer and of the other Cotter family members who serve as officers of our Company.  Our Board, with the Cotter family Directors abstaining, typically accepted without modification the compensation recommendations of the Compensation Committee, but reserved the right to modify the recommendations or take other compensation actions of its own.  Prior to his resignation as our Chief Executive Officer, Mr. James J. Cotter, Sr. was delegated responsibility by our Board for determining the compensation of our executive officers other than himself and his family members.  The Board exercised oversight of Mr. Cotter, Sr.’s executive compensation decisions as a part of his performance as our former Chief Executive Officer.

Earlier this year, our Board adopted a number of actions intended to bring certain of our governance practices into line with best practices, including substantial steps in the area of Executive Compensation, which are discussed below under "2016 and Future Compensation Structure."  First, this discussion will address our executive compensation for 2015.

2015 EXECUTIVE COMPENSATION

The individuals named in the Summary Compensation Table, below, are referred to as the “named executive officers.”

Chief Executive Officer Compensation

As a matter of general practice prior to 2016, the Compensation Committee recommended to our Board the annual compensation of our Chief Executive Officer, based primarily upon the Compensation Committee’s annual review of peer group practices and the advice of an independent third-party compensation consultant engaged annually to assist the Compensation Committee.  The Compensation Committee had established three components of our Chief Executive Officer’s compensation—a base cash salary, a discretionary annual cash bonus, and a fixed stock grant.  The objective of each element was to reasonably reward our Chief Executive Officer for his or her performance and leadership.

The Compensation Committee engaged executive compensation consultants Towers Watson (now known as Willis Towers Watson) in 2012 to analyze our Chief Executive Officer’s total direct compensation compared to a peer group of companies.  In preparing that analysis, Willis Towers Watson, in consultation with our management, including James J. Cotter, Sr., identified a peer group of companies in the real estate and cinema exhibition industries, our two business segments, based on market value, industry, and business description.

Prior to the work commenced in early 2016, Willis Towers Watson had most recently updated its analysis of our Chief Executive Officer’s compensation in 2014, when Mr. Cotter, Sr. held that position. The Willis Towers Watson analysis focused on the competitiveness of Mr. Cotter, Sr.’s annual base salary, total cash compensation and total direct compensation (i.e., total cash compensation plus expected value of long-term compensation) relative to a peer group of 17 United States and Australian companies and published compensation survey data, and to our Company’s compensation philosophy, which was to target Mr. Cotter, Sr.’s total direct compensation to the 66th percentile of the peer group.  The peer group consisted of the following 17 companies:

Acadia Realty Trust	Inland Real Estate Corp.
Amalgamated Holdings Ltd.	Kite Realty Group Trust
Associated Estates Realty Corp.	LTC Properties Inc.
Carmike Cinemas Inc.	Ramco-Gershenson Properties Trust
Cedar Shopping Centers Inc.	Regal Entertainment Group
Cinemark Holdings Inc.	The Marcus Corporation
Entertainment Properties Trust	Urstadt Biddle Properties Inc.
Glimcher Realty Trust	Village Roadshow Ltd.
IMAX Corporation

Following his appointment on August 7, 2014 as our Chief Executive Officer and until his termination from that position on June 12, 2015, James Cotter, Jr. continued to receive the same base salary of $335,000 that he had previously been receiving in his capacity as our President.  Mr. Cotter, Jr. was not awarded a discretionary cash bonus for 2014 or 2015.

On June 12, 2015, our Board appointed Ellen M. Cotter as our interim President and Chief Executive Officer.  No new compensatory arrangements were entered into with Ms. Cotter in connection with her appointment as interim President and Chief Executive Officer, and she continued to receive the same base salary of $402,000 that she received at the time of her appointment.

In early 2016, the Compensation Committee, with the assistance of Willis Towers Watson and Ms. Cotter, adopted new procedures regarding officer compensation.  As a part thereof, unlike prior years, the Compensation Committee evaluated the performance of our Chief Executive Officer and our named executive officers and determined their 2015 cash bonus awards.  Having had the benefit of further analysis of the Company’s executive compensation and revisions of the Company’s compensation philosophy, the Compensation Committee approved a $250,000 bonus for Ellen M. Cotter for her 2015 performance as interim President and Chief Executive Officer.

Total Direct Compensation

In 2015, we and our Compensation Committee had no policy regarding the amount of salary and cash bonus paid to our Chief Executive Officer or other named executive officers in proportion to their total direct compensation.

Compensation of Other Named Executive Officers

Until the reassessment of compensation practices in early 2016, the compensation of the Cotter family members as executive officers of our Company was determined by the Compensation Committee based on the same compensation philosophy used to determined Mr. Cotter, Sr.’s compensation prior to his retirement.  The Cotter family members’ respective compensation packages each consisted of a base cash salary, discretionary cash bonus and, on occasion, discretionary grants of stock options.

Historically, our Chief Executive Officer determined the base salaries of our executive officers other than himself and members of his family.  Our Chief Executive Officer considered the following guidelines in setting the type and amount of executive compensation:

1.Executive compensation should primarily be used to:

•	attract and retain talented executives;
•	reward executives appropriately for their individual efforts and job performance; and
•	afford executives appropriate incentives to achieve the short-term and long-term business objectives established by management and our Board.

2.In support of the foregoing, the total compensation paid to our named executive officers should be:

•	fair, both to our Company and to the named executive officers;
•	reasonable in nature and amount; and
•	competitive with market compensation rates.

Personal and Company performances were just two factors historically considered in establishing base salaries.  We had no pre-established policy or target for allocating total executive compensation between base and discretionary or incentive compensation, or between cash and stock-based incentive compensation.  Historically, including in 2015, a majority of total compensation to our named executive officers has been in the form of annual base salaries and discretionary cash bonuses, although stock bonuses have been granted from time to time under special circumstances.

These elements of our executive compensation are discussed further below.

Salary:  Annual base salary was intended to compensate named executive officers for services rendered during the fiscal year in the ordinary course of performing their job responsibilities.  Factors considered in setting the base salaries prior to 2015 included (i) the negotiated terms of each executive’s employment agreement or the original terms of employment, (ii) the individual’s position and level of responsibility with our Company, (iii) periodic review of the executive’s compensation, both individually and relative to our other named executive officers, and (iv) a subjective evaluation of individual job performance of the executive.

Cash Bonus:  Historically, we had awarded annual cash bonuses to supplement the base salaries of our named executive officers, and our Board delegated to our former Chief Executive Officer, Mr. Cotter, Sr., the authority to determine in his discretion the annual cash bonuses, if any, to be paid to our executive officers other than the Cotter family executives.

In early 2016, following the reassessment of the Company’s compensation structure discussed below, the Compensation Committee, meeting in executive session, approved a 2015 performance bonus for the Chief Executive Officer as well as our other named executive officers.

Stock Bonus:  Equity incentive bonuses were available for award to align our executives’ long-term compensation to appreciation in stockholder value over time.  Historically, awards have not been granted on any fixed schedule, but instead were granted from time to time to new hires and for the recognition and retention of executives.

If awarded, it has generally been our policy to value stock options and restricted stock at the closing price of our common stock as reported on the NASDAQ Stock Market on the date the award was approved or on the date of hire, if the stock is granted as a recruitment incentive.  When stock was granted as bonus compensation for a particular transaction, the award may have been based on the market price on a date calculated from the closing date of the relevant transaction.  Stock options granted to our employees generally have a five year term and vest over four years in equal installments upon the annual anniversaries of the date of the grant, subject to continued employment upon each vesting date.  Awards may also have been subject to vesting and limitations on voting or other rights.

As discussed below, our Board substantially changed these practices for 2016 and future years.

Other than James Cotter, Jr.’s role as Chief Executive Officer and thereafter, Ms. Ellen M. Cotter’s role as Chief Executive Officer, none of our executive officers played a role in determining the compensation of our named executive officers during 2015.

2015 Base Salaries and Bonuses

We have historically established base salaries and target discretionary cash bonuses for our named executive officers through negotiations with the individual named executive officer, generally at the time the named executive officer commenced employment with us, subject to additional increases from time to time based on performance and tenure, with the intent of providing annual cash compensation at a level sufficient to attract and retain talented and experienced individuals.

Our Compensation Committee recommended and our Board approved the following base salaries for Mr. Cotter, Jr. and Ellen M. Cotter for 2015:

Name	2014 Base Salary ($)	2015 Base Salary ($)
Ellen M. Cotter (1)	335,000	402,000
James Cotter, Jr (2)	335,000	335,000(2)

(1)	Ellen M. Cotter was appointed Interim President and Chief Executive Officer on June 12, 2015 and President and Chief Executive Officer on January 8, 2016.
(2)

James Cotter, Jr. served as President from June 1, 2013 through June 12, 2015, and Chief Executive Officer from August 7, 2014 through June 12, 2015.  Mr. Cotter, Jr. had an annual base salary of $335,000 for 2015.  When his employment ended, Mr. Cotter, Jr. earned a prorated base salary of $195,417 for 2015, which includes his severance payment paid through the end of July 2015.

With the exception of Mr. Ghose, who was appointed Chief Financial Officer on May 11, 2015, Mr. Matyczynski, whose base salary was $324,000 in 2015, and Mr. Smith, whose base salary was $274,897, the base salaries of our other named executive officers generally remained at the levels established for 2014, as shown in the following table:

Name	2014 Base Salary ($)	2015 Base Salary ($)
Dev Ghose (1)	--	400,000(1)
Andrzej J. Matyczynski (2)	309,000	324,000
William Ellis(3)	350,000(3)	350,000
Robert F. Smerling	350,000	350,000
Wayne Smith	324,295(4)	274,897(4)

(1)	Dev Ghose was appointed Chief Financial Officer and Treasurer on May 11, 2015. For 2015, Mr. Ghose earned a prorated base salary of $257,692.
(2)

Andrzej J. Matyczynski, our former Chief Financial Officer, Treasurer and Corporate Secretary, has a written agreement with our Company that provides certain severance and deferred compensation benefits.  Mr. Matyczynski resigned as Corporate Secretary on October 20, 2014 and as our Chief Financial Officer and Treasurer effective May 11, 2015, however he continued as an employee to assist in the transition of our new Chief Financial Officer, and was appointed Executive Vice President-- Global Operations on March 10, 2016.  Under Mr. Matyczynski’s employment contract, upon his retirement and provided there has been no termination for cause, he will become entitled under his agreement to a lump-sum severance payment of $50,000, subject to certain offsets, and to the payment of his vested benefit under his deferred compensation plan discussed below in this section.

(3)	William Ellis submitted his resignation on February 18, 2016, effective March 11, 2016. For 2014, Mr. Ellis earned a prorated base salary of $71,795.
(4)

Mr. Smith’s salary was paid in Australian Dollars in the amounts of AUD$359,250 in 2014 (shown in the table in U.S. Dollars using exchange rate 0.9027), and AUD$365,360 in 2015 (shown in the table in U.S. Dollars using exchange rate 0.7524).

Prior to 2016, all named executive officers were eligible to receive a discretionary annual cash bonus.  Cash bonuses are typically prorated to reflect a partial year of service.

In connection with consideration of 2015 performance bonuses for members of management, the Chief Executive Officer prepared and submitted recommendations for each of the executive and management team members, other than herself.  In considering these recommendations, the Compensation Committee had the benefit of its extensive deliberations as well as the data provided by Willis Towers Watson.  In executive session, the Compensation Committee considered and approved a 2015 performance bonus for the Chief Executive Officer.  The proposed bonus amounts were reviewed and approved by the Board in February 2016.  The Board approval covered the named executive officers set forth below, as well as select other officers and executives.

The following are the 2015 Performance Bonuses approved pursuant to the above process:

Name	2015 Performance Bonus ($)
Ellen M. Cotter	250,000
Dev Ghose	75,000
Andrzej J. Matyczynski	0
William Ellis	0(1)
James Cotter, Jr.	0
Robert F. Smerling	75,000
Wayne Smith	71,478(2)

(1)

Pursuant to his employment agreement, in 2015 Mr. Ellis received a guaranteed bonus of $60,000, and as such, it was not subject to the process above.  Mr. Ellis submitted his resignation on February 18, 2016.

(2)	Mr. Smith’s bonus was paid in Australian Dollars in the amount of AUD$95,000 (shown in the table in U.S. Dollars using exchange rate 0.7524).

In the past, we have offered stock options and stock awards to our employees, including named executive officers, as the long-term incentive component of our compensation program.  We sometimes granted equity awards to new hires upon their commencing employment with us and from time to time thereafter.  Our stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes.  Generally, the stock options we granted to our employees vest over four years in equal installments upon the annual anniversaries of the date of grant, subject to their continued employment with us on each vesting date.

Employment Agreements

James Cotter, Jr.  On June 12, 2015, the Board terminated the employment of James Cotter, Jr. as our President and Chief Executive Officer.  Under Mr. Cotter, Jr.’s employment agreement with the Company, he is entitled to the compensation and benefits he was receiving at the time of a termination without cause for a period of twelve months from notice of termination.  At the time of termination, Mr. Cotter Jr.’s annual salary was $335,000, and the Company paid Mr. Cotter Jr. severance payments in the amount of $43,750.  A dispute has arisen between the Company and Mr. Cotter as to whether the Company is required to continue to make these payments, which dispute is currently subject to arbitration.    Mr. Cotter’s employment agreement also provided for the grant of options to purchase 100,000 shares of Class A Stock at an exercise price of $6.31 per share.   Mr. Cotter, Jr. has previously exercised options to purchase 50,000 of such shares.    Mr. Cotter, Jr. has asserted that the options to exercise the remainder of the 50,000 options survived the termination of his employment.  The Company’s position is that all unvested options expired upon the termination of Mr. Cotter, Jr.’s employment.  This matter is currently under review by the Compensation Committee.

Dev Ghose.  On April 20, 2015, we entered into an employment agreement with Mr. Dev Ghose, pursuant to which he agreed to serve as our Chief Financial Officer for a one-year term commencing on May 11, 2015.  The employment agreement provides that Mr. Ghose is to receive an annual base salary of $400,000, with an annual target bonus of $200,000, and employee benefits in line with those received by our other senior executives.  Mr. Ghose was also granted stock options to purchase 100,000 shares of Class A Stock at an exercise price equal to the closing price of our Class A Stock on the date of grant and which will vest in equal annual increments over a four-year period, subject to his remaining in our continuous employ through each annual vesting date.

Under his employment agreement, we may terminate Mr. Ghose’s employment with or without cause (as defined) at any time.  If we terminate his employment without cause or fail to renew his employment agreement upon expiration without cause, Mr. Ghose will be entitled to receive severance in an amount equal to the salary and benefits he was receiving for a period of 12 months following such termination or non-renewal. If the termination is in connection with a “change of control” (as defined), Mr. Ghose would be entitled to severance in an amount equal to the compensation he would have received for a period two years from such termination.

William D. Ellis.  On October 20, 2014, we entered into an employment agreement with Mr. William D. Ellis, which was amended in September 2015, pursuant to which he agreed to serve as our General Counsel for a term of three years.  The employment agreement provided that Mr. Ellis was to receive an annual base salary of $350,000, with an annual guaranteed bonus of at least $60,000.  In addition, Mr. Ellis was granted stock options to purchase 60,000 shares of Class A Stock at an exercise price equal to the closing price of our Class A Stock on the date of grant and which will vest in equal annual increments over a three-year period, subject to his remaining in our continuous employ through each annual vesting date.

On February 18, 2016, Mr. Ellis submitted his resignation as our General Counsel and Corporate Secretary.  On March 11, 2016, we entered into an agreement with Mr. Ellis, pursuant to which, in consideration of the payment to Mr. Ellis of $205,010 (to be paid in 19 equal semi-monthly installments of $10,790) and the vesting of options to acquire 20,000 shares of our Class A Common Stock on October 15, 2016, Mr. Ellis has agreed to be available to advise us on matters on which he previously worked until December 31, 2016.  Mr. Ellis' last day of employment was March 11, 2016.

Andrzej J. Matyczynski.  Mr. Matyczynski, our former Chief Financial Officer, Treasurer and Corporate Secretary, has a written agreement with our Company that provides for a lump-sum severance payment of $50,000, provided there has been no termination for cause and subject to certain offsets, and to the payment of his vested benefit under his deferred compensation plan discussed below in the section entitled “Other Elements of Compensation.”  Mr. Matyczynski resigned as our Corporate Secretary on October 20, 2014 and as our Chief Financial Officer and

Treasurer effective May 11, 2015, but continued as an employee in order to assist in the transition of our new Chief Financial Officer.  He was appointed EVP-Global Operations in March 2016.

2016 AND FUTURE COMPENSATION STRUCTURE

Background

In early 2016, our Compensation Committee conducted a thorough evaluation of our compensation policy for executive officers and outside directors to establish a plan that encompasses best corporate practices consistent with our best interests.  Our Compensation Committee undertook to review, evaluate, revise and recommend the adoption of new compensation arrangements for our executive and management officers and outside directors.  In January 2016, our Compensation Committee retained the international compensation consulting firm of Willis Towers Watson as its advisor in this process and also relied on the advice of our legal counsel, Greenberg Traurig, LLP.

Compensation Committee Charter

On February 29, 2016, our Board adopted the Charter of the Compensation Committee, or the Compensation Committee Charter.  In keeping with our intent to implement best practices, the Compensation Committee Charter delegated the following responsibilities to our Compensation Committee:

•	in consultation with our senior management, to establish our compensation philosophy and objectives;
•

to review and approve all compensation, including salary, bonus, incentive and equity compensation, for our  Chief Executive Officer and our executive officers, provided that our Chief Executive Officer may not be present during voting or deliberations on his or her compensation;

•

to approve all employment agreements, severance arrangements, change in control provisions and agreements and any special or supplemental benefits applicable to our Chief Executive Officer and other executive officers;

•

to approve and adopt, on behalf of our Board, incentive compensation and equity-based compensation plans, or, in the case of plans requiring stockholder approval, to review and recommend such plan to the stockholders;

•

to review and discuss with our management and our counsel and auditors, the disclosures made in Compensation Discussion and Analysis and advise our Board whether, in the view of the Committee, the Compensation Discussion and Analysis is, in form and substance, satisfactory for inclusion in our annual report on Form 10-K and proxy statement for the annual meeting of stockholders;

•	to prepare an annual compensation committee report for inclusion in our proxy statement for the annual meeting of stockholders in accordance with the applicable rules of the SEC;
•	to periodically review and reassess the adequacy of this charter and recommend any proposed changes to the Board for approval;
•

to administer our equity-based compensation plans, including the grant of stock options and other equity awards under such plans, the exercise of any discretion accorded to the administrator of all such plans and the interpretation of the provisions of such plans and the terms of any awards made under the plans; and

•

to consider the results of the most recent stockholder advisory vote on executive compensation required by Section 14A of the Securities Exchange Act of 1934 when determining compensation policies and making decisions on executive compensation.

Under the Compensation Committee Charter, “executive officer” is defined to  mean the chief executive officer, president, chief financial officer, chief operating officer, general counsel, principal accounting officer, any executive vice president of the Company and any Managing Director of Reading Entertainment Australia Pty Ltd and/or Reading New Zealand, Ltd.; provided that any compensation determinations pertaining to Ellen M. Cotter and Margaret Cotter will be subject to review and approval by our Board.

As noted above, the Compensation Committee Charter was adopted as part of our Board's implementation of additional corporate best practices measures.  The Compensation Committee Charter will apply for the remainder of 2016 and the future, subject to further amendments and modifications by our Board.  The Compensation Committee’s charter is available on our website at http://www.readingrdi.com/Committee-Charters.

The Compensation Committee reviews compensation policies and practices effecting employees in addition to those applicable to executive officers.  The Compensation Committee has determined that it is not reasonably likely that our compensation policies and practices for its employees would have a material adverse effect on our Company.

Executive Compensation

In early 2016, our Compensation Committee met with Willis Towers Watson, our Chief Executive Officer, and our legal counsel, to review the Company’s compensation levels, programs and practices.  As part of its engagement, Willis Towers Watson reviewed our compensation paid to executive and management officers by position, in light of each person’s duties and responsibilities.  Willis Towers Watson then compared our top executive and management positions to (i) executive compensation paid by a peer group, and (ii) two surveys, the 2015 Willis Towers Watson Data Services Top Management Survey Report and the 2015 Mercer MBD Executive Compensation Survey, in each case, identified by office position and duties performed by the officer.  The peer group utilized by Willis Towers Watson included the following 15 companies:

Arcadia Realty Trust	Inland Real Estate Corp.
Associated Estates Realty Corp.	Kite Realty Group Trust
Carmike Cinemas Inc.	Marcus Corporation
Cedar Realty Trust Inc.	Pennsylvania Real Estate Investment Trust
Charter Hall Group	Ramco-Gershenson Properties Trust
EPR Properties	Urstadt Biddle Properties Inc.
Vicinity Centres	Village Roadshow Ltd.
IMAX Corporation

Willis Towers Watson selected the above peer group noting that the companies selected (i) included 12 United States based companies and three Australian based companies to reflect our geographic operations, and (ii) were comparable to us based on the key financial criteria of being between 1/3rd and three times our revenue.

The executive pay assessment prepared by Willis Towers Watson measured our executive and management compensation against compensation paid by peer group companies and the companies listed in the two surveys based on the 25th, 50th and 75th percentile of such peer group and surveyed companies.  The 50th percentile was the median compensation paid by such peer group and surveyed companies to executives performing similar responsibilities and duties.

The Willis Towers Watson assessment compared the base salary, the short term incentive (cash bonus) and long term incentive (equity awards) of the peer and surveyed companies to the base salary, short term incentive and long term incentive provided to our executives.  The assessment concluded that, except in a few positions, we were generally competitive in base salary, however, we were not competitive when short-term incentives and long term incentives were included in the total compensation paid to our executives and management.

As a result of the foregoing factors, Willis Towers Watson recommended that we:

•	Implement a formal annual incentive opportunity for all executives; and
•	Implement a regular annual grant program for long-term incentives.

Our Compensation Committee recommended, and our Board subsequently adopted, a compensation philosophy for our management team members to:

•	Attract and retain talented and dedicated management team members;
•	Provide overall compensation that is competitive in its industry;
•	Correlate annual cash incentives to the achievement of its business and financial objectives; and
•	Provide management team members with appropriate long-term incentives aligned with stockholder value.

As part of the compensation philosophy, our compensation focus will be to (1) drive our strategic plan on growth, (2) align officer and management performance with the interests of our stockholders, and (3) encourage retention of our officers and management team members.

In furtherance of the compensation policy and as a result of the extensive deliberations, including consideration of the Willis Towers Watson recommendations, our Compensation Committee adopted an executive and management officer compensation structure for 2016 consisting of:

•	A base salary comparable with job description and industry standard;
•

A short-term incentive plan based on a combination of factors including overall corporate and division performance as well as individual performance with a target bonus opportunity to be denominated as a percent of base salary with specific goals weightings and pay-out ranges; and

•	A long-term incentive or equity awards in line with job description, performance, and industry standards.

Our Compensation Committee's intention is that the compensation structure approved for 2016 will remain in place indefinitely.  However, it will review performance and results after the first year and thereafter and evaluate from time to time whether enhancements, changes or other compensation structures are in our and our stockholders best interests.

Reflecting the new approach, our Compensation Committee established (i) 2016 annual base salaries at levels that it believed (based heavily on the data provided by Willis Towers Watson) are generally competitive with executives in our peer group and in other comparable publicly-held companies as described in the executive pay assessment prepared by Willis Towers Watson, (ii) short term incentives in the form of discretionary annual cash bonuses based on the achievement of identified goals and benchmarks, and (iii) long-term incentives in the form of employee stock options and restricted stock units will be used as a retention tool and as a means to further align an executive’s long-term interests with those of our stockholders, with the ultimate objective of affording our executives an appropriate incentive to help drive increases in stockholder value.

Our Compensation Committee will evaluate both executive performance and compensation to maintain our ability to attract and retain highly-qualified executives in key positions and to assure that compensation provided to executives remains competitive when compared to the compensation paid to similarly situated executives of companies with whom we compete for executive talent or that we consider comparable to our Company.

Role of Chief Executive Officer in Compensation Decisions

In connection with the implementation of the new compensation structure, our Compensation Committee conducted the thorough review of executive compensation discussed above.  Our Compensation Committee engaged in extensive discussions with, and considered with great weight the recommendations of, the Chief Executive Officer as to compensation for executive and management team members other than for the Chief Executive Officer.

Our Compensation Committee expects to perform an annual review of executive compensation, generally in the first quarter of the year following the year in review, with a presentation by the Chief Executive Officer regarding each element of the executive compensation arrangements.  At our Compensation Committee’s direction, our Chief Executive Officer prepared an executive compensation review for each executive officer (other than the Chief Executive Officer), as well as the full executive team, which included recommendations for:

•	2016 Base Salary
•	A proposed year-end short -term incentive in the form of a target cash bonus based on the achievement of certain objectives; and
•	A long-term incentive in the form of stock options and restricted stock units for the year under review.

As part of the compensation review, our Chief Executive Officer may also recommend other changes to an executive’s compensation arrangements such as a change in the executive’s responsibilities. Our Compensation Committee will evaluate the Chief Executive Officer’s recommendations and, in its discretion, may accept or reject the recommendations, subject to the terms of any written employment agreements.

Our Compensation Committee met in executive session without our Chief Executive Officer to consider the Chief Executive Officer’s compensation, including base salary, cash bonus and equity award, if any. Prior to such executive sessions, our Compensation Committee interviewed our Chief Executive Officer to obtain a better understanding of factors contributing to the Chief Executive Officer's compensation. With the exception of these executive sessions of our Compensation Committee, as a rule, our Chief Executive Officer participated in all deliberations of the Compensation Committee relating to executive compensation. However, our Compensation Committee also asked our Chief Executive Officer to be excused for certain deliberations with respect to the compensation recommended for Margaret Cotter, the sister of our Chief Executive Officer.

In conjunction with the year-end annual compensation review, or as soon as practicable after the year-end, our Chief Executive Officer will recommend to our Compensation Committee our objectives and other criteria to be utilized for purposes of determining cash bonuses for certain senior executive officers. Our Compensation Committee, in its discretion, may revise the Chief Executive Officer’s recommendations. At the end of the year, our Compensation Committee, in consultation with our Chief Executive Officer, will review each performance goal and determine the extent to which the officer achieved such goals. In establishing performance goals, our Compensation Committee expects to consider whether the goals could possibly result in an incentive for any executives to take unwarranted risks in our Company’s business and intend to seek to avoid creating any such incentives.

Base Salaries

Our Compensation Committee reviewed the executive pay assessment prepared by Willis Towers Watson and other factors and engaged in extensive deliberation and then recommended the following 2016 base salaries (the 2015 base salaries are shown for comparison purposes) for the following officers. Our Board approved the recommendations of our Compensation Committee on March 10, 2016 for the President and Chief Executive Officer, Chief Financial Officer and our named executive officers, other than William D. Ellis and our prior Chief Executive Officers James J. Cotter, Sr. and James Cotter, Jr.

Name	Title	2015 Base Salary	2016 Base Salary
Ellen Cotter (1)	President and Chief Executive Officer	$402,000	$450,000
Dev Ghose (2)	EVP, Chief Financial Officer, Treasurer and Corporate Secretary	400,000	400,000
Andrzej J. Matyczynski (3)	EVP-Global Operations	324,000	336,000
Robert F. Smerling	President, US Cinemas	350,000	375,000
Wayne Smith(4)	Managing Director, Australia and New Zealand	274,897(4)	282,491(4)

______________________________

(1)	Ellen M. Cotter was appointed Interim President and Chief Executive Officer on June 12, 2015 and President and Chief Executive Officer on January 8, 2016.
(2)	Dev Ghose was appointed Chief Financial Officer and Treasurer on May 11, 2015. For 2015, Mr. Ghose earned a prorated base salary of $257,692.
(3)

Andrzej J. Matyczynski was the Company’s Chief Financial Officer and Treasurer until May 11, 2015 and thereafter he acted as Strategic Corporate Advisor to the Company.  He was appointed EVP-Global Operations on March 10, 2016.

(4)

Mr. Smith was paid in Australian dollars in the amount of AUD$365,360 (shown in U.S. Dollars in the table above, using the conversion rate of 0.7524).  In 2016, Mr. Smith will be paid in Australian dollars in the amount of AUD$370,000 (shown abovein U.S. Dollars using the exchange rate of 0.76349).

Short Term Incentives

The Short Term Incentives authorized by our Compensation Committee and our Board provides our executive officers and other management team members, who are selected to participate, with an opportunity to earn an annual cash bonus based upon the achievement of certain company financial goals, division goals and individual goals, established by our Chief Executive Officer and approved by our Compensation Committee and our Board (in future years, under the Compensation Committee Charter approved by our Board on March 10, 2016, our Compensation Committee will have full authority to approve these matters). Specifically, a participant in the short-term incentive plan will be advised of his or her annual potential target bonus expressed as a percentage of the participant’s base salary and by dollar amount.  The participant will be eligible for a short-term incentive bonus once the participant achieves goals identified at the beginning of the year for a threshold target, the potential target or potential maximum target bonus opportunity.  The bonus will vary depending upon the achievements made by the individual participants, the division and the corporation.  Corporate goals for 2016 will include levels of earnings before interest, depreciation, taxes and amortization (“non-GAAP Operating Income”) and property development milestones.  Division goals for 2016 will include levels of division cash flow and division milestones and individual goals will include specific unique performance goals specific to the individual’s position with us. Each of the corporate, division and individual goals carries a different percentage weight in determining the officer’s or other team member’s bonus for the year.

Ms. Ellen M. Cotter, our President and Chief Executive Officer, has a potential target bonus opportunity of 95% of Base Salary, or $427,500 at target based on Ms. Cotter’s achievement of her performance goals and over achievement of corporate goals discussed above.  Of that potential target bonus opportunity, a threshold bonus of $213,750 may be achieved based upon Ms. Cotter’s achievement of certain performance goals and our achievement of certain corporate goals, and a potential maximum target of $641,250 is based on achieving additional performance goals.  Ms. Cotter’s aggregate annual bonus opportunity can range from $0 to $641,250.  Mr. Dev Ghose, our EVP, Chief Financial Officer, Treasurer and Corporate Secretary, has a potential target bonus opportunity of 50% of Base Salary, or $200,000 at target, which is based on achievement of his performance goals and our achievement of corporate goals, as discussed above.  Mr. Ghose’s aggregate annual bonus opportunity can range from $0 to $300,000 (the maximum potential target if additional performance goals are met by Mr. Ghose). Mr. Andrzej J. Matyczynski, our EVP - Global Operations, has a target bonus opportunity of 50% of Base Salary, or $168,000 at target, which is based on achievement of his performance goals, our achievement of corporate goals and certain divisional goals.  Mr. Matyczynski’s aggregate annual bonus opportunity can range from $0 to $252,000 (the maximum potential target if additional performance goals are met by Mr. Matyczynski).  Mr. Robert Smerling, President, US Cinemas, has a target bonus opportunity of 30% of base pay, or $112,500 at target, which is based on achievement of his performance goals, our achievement of corporate goals and certain divisional goals. Mr. Smerling’s aggregate annual bonus opportunity can range from $0 to $168,750 (the maximum potential target if additional performance goals are met by Mr. Smerling).  Mr. Wayne Smith, Managing Director, Australia and New Zealand, has a target bonus opportunity of 40% of Base Salary, or A$148,000 at target, which is based on achievement of his performance goals, our achievement of corporate goals and certain divisional goals. Mr. Smith’s aggregate annual bonus opportunity can range from A$0 to A$222,000 (the maximum potential target if additional performance goals are met by Mr. Smith).  The positions of other management team members have target bonus opportunities ranging from 20% to 30% of Base Salary based on achievement certain goals.  The highest level of achievement, participants may be eligible to receive up to a maximum of 150% of his or her target bonus amount.

Long-Term Incentives

Long-Term incentives will utilize the equity-based plan under our 2010 Incentive Stock Plan, as amended (the “2010 Plan”). For 2016, executive and management team participants will receive awards in the following forms: 50% time-based restricted stock units and 50% non-statutory stock options. The grants of restricted stock units and options will vest ratably over a four (4) year period with 1/4th vesting on each anniversary date of the grant date.

On March 10, 2016, the following grants were made:

Name	Title	Dollar Amount of Restricted Stock Units	Dollar Amount of Non-Statutory Stock Options(1)
Ellen M. Cotter	President and Chief Executive Officer	$150,000	$150,000
Dev Ghose (2)	EVP, Chief Financial Officer, Treasurer and Corporate Secretary	0	0
Andrzej J. Matyczynski	EVP Global Operations	37,500	37,500

Robert F. Smerling	President, US Cinemas	50,000	50,000
Wayne Smith	Managing Director, Australia and New Zealand	27,000 (3)	27,000 (3)

(1) The number of shares of stock to be issued will be calculated using the Black Scholes pricing model as of the date of grant of the award.

(2) Mr. Dev Ghose was awarded 100,000 non-statutory stock options vesting over a 4-year period on commencing on Mr. Ghose’s first day of employment or May 11, 2015.

(3) Although Mr. Smith was paid 50% of $75,000 in Australian Dollars, the amount shown above is quoted in U.S. Dollars.

All long-term incentive awards will be subject to other terms and conditions set forth in the 2010 Plan and award grant.

Other Elements of Compensation

Retirement Plans

We maintain a 401(k) retirement savings plan that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre-tax basis through contributions to the plan.  Our named executive officers other than Mr. Smith, who is a non-resident of the U.S., are eligible to participate in the 401(k) plan on the same terms as other full-time employees generally.  Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage, and these matching contributions are fully vested as of the date on which the contribution is made.  We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Other Retirement Plans

During 2012, Mr. Matyczynski was granted an unfunded, nonqualified deferred compensation plan (“DCP”) that was partially vested and was to vest further so long as he remained in our continuous employ.  The DCP allowed Mr. Matyczynski to defer part of the cash portion of his compensation, subject to annual limits set forth in the DCP.  The funds held pursuant to the DCP are not segregated and do not accrue interest or other earnings.  If Mr. Matyczynski were to be terminated for cause, then the total vested amount would be reduced to zero.  The incremental amount vested each year was made subject to review and approval by our Board.  Please see the “Nonqualified Deferred Compensation” table for additional information.  In addition, Mr. Matyczynski is entitled to a lump-sum severance payment of $50,000, provided there has been no termination for cause and subject to certain offsets, upon his retirement.

Upon the termination of Mr. Matyczynski’s employment, he will also be entitled under the DCP agreement to payment of the vested benefits under his DCP in annual installments following the later of (a) 30 days following Mr. Matyczynski’s 65th birthday or (b) six months after his separation from service for reasons other than his death or termination for cause.  The DCP was to vest over seven years and with full vesting to occur in 2019 at $1,000,000 in deferred compensation. However, in connection with his changed employment to EVP - Global Operations, the Company and Mr. Matyczynski agreed that the Company would cease making contributions to the DCP on April 15, 2016 and that the final contributions by the Company to the DCP would be $150,000 for 2015, and $21,875 for 2016, satisfying the Company’s total contribution obligations under the DCP at an amount of $621,875.

The DCP is an unfunded contractual obligation of the Company.  DCP benefits are paid from the general assets of the Company.  However, the Company reserves the right to establish a grantor trust from which DCP benefits may be paid.

In March 2016, the Compensation Committee approved a one-time retirement benefit for Robert Smerling, President, Cinema Operations, due to his significant long term service to the Company. The retirement benefit an amount equal to the average of the two highest total cash compensation (base salary plus cash bonus) years paid to Mr. Smerling in the then most recently completed five year period.

We currently maintain no other retirement plan for our named executive officers.

Key Person Insurance

We maintain life insurance on certain individuals who we believe to be key to our management.  In 2015, these individuals included James Cotter, Jr. (through September 13, 2015), Ellen M. Cotter, Margaret Cotter, William Ellis, Dev Ghose, Andrzej Matyczynski, Robert Smerling, Craig Tompkins and Wayne Smith.  If such individual ceases to be our employee, Director or independent contractor, as the case may be, she or he is permitted, by assuming responsibility for all future premium payments, to replace our Company as the beneficiary under such policy.  These policies allow each such individual to purchase up to an equal amount of insurance for such individual’s own benefit.  In the case of our employees, the premium for both the insurance as to which we are the beneficiary and the insurance as to which our employee is the beneficiary, is paid by us.  In the case of named executive officers, the premium paid by us for the benefit of such individual is reflected in the Compensation Table in the column captioned “All Other Compensation.”

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally.  We do not generally provide our named executive officers with perquisites or other personal benefits.  Historically, many of our other named executive officers also received an automobile allowance.  The table below shows car allowances granted to certain officers under their employment agreements or arrangements.  From time to time, we may provide other perquisites to one or more of our other named executive officers.

Officer	Annual Allowance ($)
Dev Ghose	12,000
William Ellis (1)	15,000
Andrzej J. Matyczynski	12,000
Ellen M. Cotter	13,800
James Cotter, Jr. (1)	15,000
Robert F. Smerling	18,000

(1)	Mr. Ellis and Mr. Cotter, Jr. are no longer employees of the Company.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Subject to an exception for “performance-based compensation,” Section 162(m) of the Internal Revenue Code generally prohibits publicly held corporations from deducting for federal income tax purposes annual compensation paid to any senior executive officer to the extent that such annual compensation exceeds $1.0 million.  Our Compensation Committee and our Board consider the limits on deductibility under Section 162(m) in establishing executive compensation, but retain the discretion to authorize the payment of compensation that exceeds the limit on deductibility under this Section.

Nonqualified Deferred Compensation

We believe we are operating, where applicable, in compliance with the tax rules applicable to nonqualified deferred compensation arrangements.

Say on Pay

At our Annual Meeting of Stockholders held on May 15, 2014, we held an advisory vote on executive compensation.  Our stockholders voted in favor of our Company’s executive compensation.  The Compensation

Committee reviewed the results of the advisory vote on executive compensation in 2014 and did not make any changes to our compensation based on the results of the vote.  We expect that our next advisory vote of our stockholders on executive compensation will be at our 2017 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is currently composed of Mr. Kane, who serves as Chair, Dr. Codding, and Mr. McEachern.  Mr. Storey, who served on our Board until October 11, 2015, served on our Compensation Committee until that date.  Mr. Adams served until May 14, 2016, and was succeeded by Mr. McEachern. None of the members of the Compensation Committee was an officer or employee of the Company at any time during 2015.  None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has or had one or more executive officers serving as a member of our Boardor Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 401(b) of Regulation S-K and, based on such review and discussions, has recommended to our Board that the foregoing “Compensation Discussion and Analysis” be included in this Proxy Statement.

Respectfully submitted, Edward L. Kane, Chair Guy W. Adams Judy Codding

Executive Compensation

This section discusses the material components of the compensation program for our executive officers named in the 2015 Summary Compensation Table below.  In 2015, our named executive officers and their positions were as follows:

•

Ellen M. Cotter, Chair of the Board, President and Chief Executive Officer, interim President and Chief Executive Officer, Chief Operating Officer – Domestic Cinemas and Chief Executive Officer of Consolidated Entertainment, LLC.

•	Dev Ghose, Chief Financial Officer and Treasurer.
•	William D. Ellis, General Counsel and Corporate Secretary
•	Robert F. Smerling, President – Domestic Cinema Operations.
•	Wayne Smith, Managing Director – Australia and New Zealand.
•	James Cotter, Jr., former Vice Chair, President and Chief Executive Officer.
•	Andrzej J. Matyczynski, former Chief Financial Officer, Treasurer and Corporate Secretary.

Summary Compensation Table

The following table shows the compensation paid or accrued during the last three fiscal years ended December 31, 2015 to (i) Mr. James Cotter, Jr., who served as our principal executive officer until June 12, 2015, (ii) Ellen M. Cotter, who served as our interim principal executive officer from June 12, 2015 through December 31, 2015, (iii) Mr. Andrzej J. Matyczynski, who served as our Chief Financial Officer and Treasurer until May 11, 2015, and (iv) Mr. Dev Ghose, who served as our Chief Financial Officer starting May 11, 2015, and (v) the other three most highly compensated persons who served as executive officers in 2015.  The following executives are herein referred to as our “named executive officers.”

	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earning ($)		All Other Compensation ($)		Total ($)
Ellen M. Cotter (2) Interim President and Chief Executive Officer, Chief Operating Officer -Domestic Cinemas	2015	402,000	250,000	--	--	--		25,465	(3)	677,465
	2014	335,000	--	--	--	--		75,190	(3)(4)	410,190
	2013	335,000	--	--	--	--		24,915	(3)	359,915
James Cotter, Jr. (5)(9) Former President and Chief Executive Officer	2015	195,417	--	--	50,027--	--		16,161	(3)	261,605
	2014	335,000	--	--	50,027--	--		26,051	(3)	411,078
	2013	195,417	--	--	29,182--	--		9,346	(3)	233,945
Dev Ghose (6) Chief Financial Officer and Treasurer	2015	257,692	75,000		382,334	--		15,730	(3)	407,005
	2014	--	--	--	--	--		--		--
	2013	--	--	--	--	--		--		--
Andrzej J. Matyczynski (7) Former Chief Financial Officer and Treasurer	2015	324,000			33,010	150,000	(8)	27,140	(3)	534,150
	2014	308,640			33,010	150,000	(8)	26,380	(3)	518,030
	2013	308,640	35,000	--	33,010	50,000	(8)	25,755	(3)	452,405
William Ellis General Counsel (10)	2015	350,000	60,000		57,194			28,330	(3)	495,524
	2014	71,795	10,000		9,532			2,500	(3)	93,827
	2013	--	--	--	--	--		--		--
Robert F. Smerling President – Domestic Cinema Operations	2015	350,000	75,000	--	--	--		22,899	(3)	447,899
	2014	350,000	65,000	--	--	--		22,421	(3)	437,421
	2013	350,000	25,000	--	--	--		21,981	(3)	396,981
Wayne Smith (11) Managing Director -Australia and New Zealand	2015	274,897	71,478	--	--	--		2,600	(3)	348,975
	2014	324,295	72,216	--	--	--		2,340	(3)	398,851
	2013	340,393	48,420	--	--	--		2,075	(3)	390,888

(1)Amounts represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718, excluding the effects of any estimated forfeitures.  The assumptions used in the valuation of these awards are discussed in the Notes to our consolidated financial statements.  Amounts do not include the value of restricted stock units that will not vest within 60 days following the date of which this information is provided.

(2)Ms. Ellen M. Cotter was appointed our interim President and Chief Executive Officer on June 12, 2015.

(3)Includes our matching employer contributions under our 401(k) plan, the imputed tax of key person insurance, and any automobile allowances.  Aside from the car allowances only the employer contributions for the 401(k) plan exceeded $10,000, see table below. See the table in the section entitled “Employee Benefits and Perquisites” for the amount of each individual’s car allowance.

Employer Contribution for 401(k) Plan
Name	2015	2014	2013
Ellen M. Cotter	$10,600	$10,400	$10,200
James Cotter, Jr.	6,700	10,400	0
Dev Ghose	4,000	0	0
Andrzej J. Matyczynski	10,600	10,400	10,200
William Ellis	10,500	0	0
Robert F. Smerling	0	0	0
Wayne Smith	0	0	0

(4)Includes a $50,000 tax gross-up for taxes incurred as a result of the exercise of nonqualified stock options that were intended to be issued as incentive stock options.

(5)Mr. Cotter, Jr., served as our Chief Executive Officer until June 12, 2015.  In the case of Mr. Cotter Jr., the “All Other Compensation” column includes $43,750 in severance payments paid pursuant to Mr. Cotter Jr.’s employment agreement.  Of this amount, the Company has a claim against Mr. Cotter Jr. for approximately $18,000, which, if the Company is successful in this claim, may be recovered from Mr. Cotter Jr.

(6)Mr. Ghose became Chief Financial Officer and Treasurer on May 11, 2015, as such, he was paid a prorated amount of his $400,000 salary for 2015.

(7)Mr. Matyczynski resigned as our Chief Financial Officer and Treasurer on May 11, 2015, and acted as our Strategic Corporate Advisor  until March 10, 2016.

(8)Represents the increase in the vested benefit of the DCP for Mr. Matyczynski.  Payment of the vested benefit under his DCP will be made in accordance with the terms of the DCP.

(9)Mr. Cotter, Jr. had an annual base salary of $335,000 for 2015.  As his employment ended in June 2015, Mr. Cotter, Jr. earned a prorated base salary of $195,417 for 2015, which includes his severance payment paid through the end of July 2015.

(10)Mr. Ellis became General Counsel and Corporate Secretary on October 20, 2014 as such he was paid a prorated amount of his $350,000 salary in 2014.  Mr. Ellis submitted his resignation on February 18, 2016.

(11)Mr. Smith is paid in Australian Dollars.  Amounts in the table above are shown in U.S. Dollars, using the conversion rates of 0.9684 for 2013, 0.9027 for 2014 and 0.7524 for 2015.

Grants of Plan-Based Awards

The following table contains information concerning the stock grants made to our named executive officers for the year ended December 31, 2015:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Futures Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Award ($/share) (3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Ellen M. Cotter	-	-	-	-	-	-	-	-	-	-	-
James Cotter, Jr.	-	-		-	-	-	-	-	-	-	-

Dev Ghose	5-11-2015	-	-	-	-	-	-	-	100,000	13.42	$382,334
Andrzej J. Matyczynski	-	-	-	-	-	-	-	-	-	-	-
William Ellis	-	-	-	-	-	-	-	-	-	-	-
Robert F. Smerling	-	-	-	-	--	-	-	-	-	-	-
Wayne Smith (1)	7-16-2015	-	-	-		-	-	6,000	-	-	$84,000

(1)Mr. Wayne Smith was issued an award of restricted Class A Common Stock, which vests in equal installments on May 13, 2015 and May 13, 2016.  The closing price per share for the Class A Common Stock on the date of grant was $14.00. The awards issued to Mr. Wayne Smith are related to his prior-year performance.

(2)Mr. Dev Ghose was issued an option to purchase 100,000 shares of Class A Common Stock at the commencement of his employment, which award vests in four equal installments.

(3)Options are granted with an exercise price equal to the closing price per share on the date of grant.

(4)Represents the total option value estimated as per ASC 718.

Nonqualified Deferred Compensation

Name	Executive contributions in 2015 ($)	Registrant contributions in 2015 ($)	Aggregate earnings in 2015 ($)	Aggregate withdrawals/distributions ($)	Aggregate balance at December 31, 2015 ($)
Andrzej J. Matyczynski	0	150,000	0	0	600,000

See “Potential Payments upon Termination of Employment or Change in Control”.

On May 13, 2010, our stockholders approved the Plan at the annual meeting of stockholders in accordance with the recommendation of the Board of the Company.  The Plan provides for awards of stock options, restricted stock, bonus stock, and stock appreciation rights to eligible employees, Directors, and consultants.  The Board approved an amendment to the Plan to permit the award of restricted stock units on March 10, 2016.  The Plan permits issuance of a maximum of 1,250,000 shares of Class A Stock.  The Plan expires automatically on March 11, 2020.

Equity incentive bonuses may be awarded to align our executives’ long-term compensation to appreciation in stockholder value over time and, so long as such grants are within the parameters of the Plan, historically were entirely discretionary on the part of Mr. Cotter, Sr.  Other stock grants are subject to Board approval.  Equity awards may include stock options, restricted stock, bonus stock, or stock appreciation rights.

If awarded, it is generally our policy to value stock options and restricted stock at the closing price of our common stock as reported on the NASDAQ Stock Market on the date the award is approved or on the date of hire, if the stock is granted as a recruitment incentive.  When stock is granted as bonus compensation for a particular transaction, the award may be based on the market price on a date calculated from the closing date of the relevant transaction.  Awards may also be subject to vesting and limitations on voting or other rights.

Outstanding Equity Awards

The following table sets forth outstanding equity awards held by our named executive officers as of December 31, 2015 under the Plan:

Outstanding Equity Awards at Year Ended
December 31, 2015

	Option Awards					Stock Awards
	Class	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units that Have Not Vested ($)
James Cotter, Jr. (1)	A	25,000	20,000	6.31	06/02/2018	0	0
Ellen M. Cotter	A	20,000	--	5.55	03/06/2018	0	0
William Ellis(2)	A	8,815	40,000	8.94	12/31/2016	0	0
Dev Ghose	A	25,000(3)	75,000	13.42	05/10/2020	0	0
Andrzej J. Matyczynski	A	25,000	--	6.02	08/22/2022	0	0
Robert F. Smerling	A	43,750	--	10.24	05/08/2017	0	0
Wayne Smith	A	--	--	--	--	3,000(4)	42,000

(1)

Mr. Cotter, Jr. has stated that he has unvested options to acquire 50,000 shares of Class A Stock at an exercise price of $6.31 per share, expiring February 6, 2018, of an original stock option grant of 100,000 Class A Stock.  Mr. Cotter, Jr. exercised 50,000 stock options in June 2015.  The Company’s position is that all unvested options expired upon the termination of Mr. Cotter, Jr.’s employment.  The matter is under review by the Compensation Committee.

(2)

Mr. Ellis submitted his resignation on February 18, 2016, effective March 11, 2016.  As part of his separation agreement, 20,000 of the 40,000 remaining unvested shares will vest on October 20, 2016.  Thereafter, no additional options will vest.

(3)	25,000 of Mr. Ghose’s options vested on May 11, 2016.
(4)	Mr. Smith was granted 6,000 restricted shares of Class A stock on July 16, 2015, which vest over two years in annual installments.

Option Exercises and Stock Vested

The following table contains information for our named executive officers concerning the option awards that were exercised and stock awards that vested during the year ended December 31, 2015:

		Option Awards		Stock Awards
Name	Class	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)

James J. Cotter, Sr.	B	100,000	1,024,000	--	--
James Cotter, Jr. (1)	A	50,000	315,500	--	--
James Cotter, Jr.	A	12,500	48,375	--	--
James Cotter, Jr.	A	10,000	83,500	--	--
Ellen M. Cotter	B	50,000	512,000	--	--

Andrzej J. Matyczynski	A	35,100	180,063	--	--

(1)

Mr. Cotter, Jr. has stated that he has unvested options to acquire 50,000 shares of Class A Stock at an exercise price of $6.31 per share, expiring February 6, 2018, of an original stock option grant of 100,000 Class A Stock.  Mr. Cotter, Jr. exercised 50,000 stock options in June 2015.  The Company’s position is that all unvested options expired upon the termination of Mr. Cotter, Jr.’s employment.  The matter is under review by the Compensation Committee.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2015, a summary of certain information related to our equity incentive plans under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	486,565	(2)	$8.68	551,800
Equity compensation plans not approved by security holders
Total	486,565

(1)These plans are the Company’s 1999 Stock Option Plan and 2010 Stock Incentive Plan.

(2)Represents outstanding options only.

Pension Benefits

The following table contains information concerning pension plans for each of the named executive officers for the year ended December 31, 2015:

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit as of 12/31/2015 ($)	Payments During Last Fiscal Year ($)

Andrzej J. Matyczynski	DCP	6	600,000	$--

Potential Payments upon Termination of Employment or Change in Control

The following paragraphs provide information regarding potential payments to each of our named executive officers in connection with certain termination events, including a termination related to a change of control of the Company, as of December 31, 2015:

Mr. Dev Ghose – Termination without Cause.  Under his employment agreement, we may terminate Mr. Ghose’s employment with or without cause (as defined) at any time.  If we terminate his employment without cause or fail to renew his employment agreement upon expiration without cause, Mr. Ghose will be entitled to receive severance in an amount equal to the salary and benefits he was receiving for a period of 12 months following such termination or non-renewal.  If the termination is in connection with a “change of control” (as defined), Mr. Ghose would be entitled to severance in an amount equal to the compensation he would have received for a period two years from such termination.

Mr. William Ellis – Termination without Cause.  Mr. Ellis resigned his employment effective March 11, 2016.  We have entered into a separation agreement with Mr. Ellis which provides, among other things, that, in consideration of the payment to Mr. Ellis of $205,010 (to be paid in 19 equal semi-monthly installments of $10,790) and the vesting of options to acquire 20,000 shares of our Class A Common Stock on October 15, 2016, Mr. Ellis has agreed to be available to advise us on matters on which he previously worked until December 31, 2016.  Mr. Ellis’ employment agreement contained a noncompetition clause that did not extend beyond his termination.

Mr. Wayne Smith — Termination of Employment for Failing to Meet Performance Standards.  If Mr. Smith’s employment is terminated by the Board for failing to meet the standards of his anticipated performance, Mr. Smith will be entitled to a severance payment of six months’ base salary.

Mr. Andrzej J. Matyczynski – Deferred Compensation Benefits.  During 2012, Mr. Matyczynski was granted an unfunded, nonqualified deferred compensation plan (“DCP”) that was partially vested and was to vest further so long as he remained in our continuous employ.  If Mr. Matyczynski were to be terminated for cause, then the total vested amount would be reduced to zero.  The incremental amount vested each year was made subject to review and approval by our Board.  Please see the “Nonqualified Deferred Compensation” table for additional information.

Upon the termination of Mr. Matyczynski’s employment, he will be entitled under the DCP agreement to payment of the vested benefits under his DCP in annual installments following the later of (a) 30 days following Mr. Matyczynski’s 65th birthday or (b) six months after his separation from service for reasons other than his death or termination for cause.  The DCP was to vest over seven years and with full vesting to occur in 2019 at $1,000,000 in deferred compensation.  However, in connection with his employment as EVP Global Operations, the Company and Mr. Matyczynski agreed that the Company would cease making contributions to the DCP on April 15, 2016 and that the final contributions by the Company to the DCP would be $150,000 for 2015 and $21,875 for 2016, satisfying the Company’s obligations under the DCP.  Mr. Matyczynski’s agreement contains nonsolicitation provisions that extend for one year after his retirement.

Under Mr. Matyczynski’s agreement, on his retirement date and provided there has not been a termination for cause, Mr. Matyczynski will be entitled to a lump sum severance payment in an amount equal to $50,000, less certain offsets.

Robert F. Smerling – Retirement Benefit.  In March 2016, the Compensation Committee approved a one-time retirement benefit for Robert Smerling, President, Cinema Operations, due to his significant long-term service to the Company.  The retirement benefit is the average of the two highest total cash compensation (base salary plus cash bonus) years paid to Mr. Smerling in the then most recently completed five year period.

No other named executive officers currently have employment agreements or other arrangements providing benefits upon termination or a change of control.  The table below shows the maximum benefits that would be payable to each person listed above in the event of such person’s termination without cause or termination in connection with a change in control, if such events had occurred on December 31, 2015, at price equal to the closing price of the Class A stock on that date, which was of $13.11.

Mr. Ellis’ agreement terminated when his employment ended as of March 11, 2016.  As such, his information is excluded from the table below.

	Payable on upon Termination without Cause ($)			Payable upon Termination in Connection with a Change in Control ($)			Payable upon Retirement ($)
	Severance Payments	Value of Vested Stock Options	Value of Health Benefits	Severance Payments	Value of Vested Stock Options	Value of Unvested Stock Options Accelerated	Benefits Payable under Retirement Plans or the DCP
Ellen Cotter	0	151,200	0	0	151,200	0	0
Dev Ghose	400,000	0	23,040	800,000	0	0	0
Wayne Smith	175,000	39,330(1)	0	0	39,330(1)	39,330(1)	0
Andrzej J. Matyczynski	50,000(2)	177,250	0	0	177,250	0	600,000
Robert F. Smerling	0	125,562	0	0	125,562	0	415,000 (3)

(1)	Represents value of restricted stock award rather than stock option.
(2)	Mr. Matyczynski’s severance payment is payable upon his retirement, and is subject to certain offsets as set forth in his agreement, and is subject to certain offsets.
(3)

Mr. Smerling’s one-time retirement benefit is based on the average of the two highest total cash compensation years paid to Mr. Smerling in the most recently completed five-year period.  The figure quoted in the table represents the average of total compensation paid for years 2015 and 2014.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The members of our Audit Committee are Douglas McEachern, who serves as Chair, Edward Kane, and Michael Wrotniak.  Management presents all potential related party transactions to the Audit Committee for review.  Our Audit Committee reviews whether a given related party transaction is beneficial to our Company, and approves or bars the transaction after a thorough analysis.  Only Committee members disinterested in the transaction in question participate in the determination of whether the transaction may proceed.  See the discussion entitled “Review, Approval or Ratification of Transactions with Related Persons” for additional information regarding the review process.

Sutton Hill Capital

In 2001, we entered into a transaction with Sutton Hill Capital, LLC (“SHC”) regarding the master leasing, with an option to purchase, of certain cinemas located in Manhattan including our Village East and Cinemas 1, 2, 3 theaters.  In connection with that transaction, we also agreed (i) to lend certain amounts to SHC, to provide liquidity in its investment, pending our determination whether or not to exercise our option to purchase and (ii) to manage the 86th Street Cinema on a fee basis.  SHC is a limited liability company owned in equal shares by the Cotter Estate and/or the Cotter Trust and a third party.

As previously reported, over the years, two of the cinemas subject to the master leasing agreement have been redeveloped and one (the Cinemas 1, 2, 3 discussed below) has been acquired.  The Village East is the only cinema that remains subject to this master lease.  We paid an annual rent of $590,000 for this cinema to SHC in each of 2015, 2014, and 2013.  During this same period, we received management fees from the 86th Street Cinema of $151,000, $123,000 and $183,000.

In 2005, we acquired (i) from a third party the fee interest underlying the Cinemas 1, 2, 3, and (ii) from SHC its interest in the ground lease estate underlying and the improvements constituting the Cinemas 1, 2, 3.  The ground lease estate and the improvements acquired from SHC were originally a part of the master lease transaction, discussed above.

In connection with that transaction, we granted to SHC an option to acquire at cost a 25% interest in the special purpose entity (Sutton Hill Properties, LLC (“SHP”) formed to acquire these fee, leasehold and improvements interests.  On June 28, 2007, SHC exercised this option, paying $3.0 million and assuming a proportionate share of SHP’s liabilities.  At the time of the option exercise and the closing of the acquisition of the 25% interest, SHP had debt of $26.9 million, including a $2.9 million, non-interest bearing intercompany loan from the Company.  As of December 31, 2015, SHP had debt of $19.4 million (again, including the intercompany loan).  Since the acquisition by SHC of its 25% interest, SHP has covered its operating costs and debt service through cash flow from the Cinemas 1, 2, 3, (ii) borrowings from third parties, and (iii) pro-rata contributions from the members.  We receive an annual management fee equal to 5% of SHP’s gross income for managing the cinema and the property, amounting to $153,000, $123,000 and $183,000 in 2015, 2014, and 2013, respectively.  This management fee was modified in 2015, as discussed below, retroactive to December 1, 2014.

On June 29, 2010, we agreed to extend our existing lease from SHC of the Village East Cinema by 10 years, with a new termination date of June 30, 2020.  This amendment was reviewed and approved by our Audit Committee.  The Village East lease includes a sub-lease of the ground underlying the cinema that is subject to a longer-term ground lease between SHC and an unrelated third party that expires in June 2031 (the “cinema ground lease”).  The extended lease provides for a call option pursuant to which Reading may purchase the cinema ground lease for $5.9 million at the end of the lease term.  Additionally, the lease has a put option pursuant to which SHC may require Reading to purchase all or a portion of SHC’s interest in the existing cinema lease and the cinema ground lease at any time between July 1, 2013 and December 4, 2019.  SHC’s put option may be exercised on one or more occasions in increments of not less than $100,000 each.  We recorded the Village East Cinema building as a property asset of $4.7 million on our balance sheet based on the cost carry-over basis from an entity under common control with a corresponding capital lease liability of $5.9 million.

In February 2015, SHP and we entered into an amendment to the management agreement dated as of June 27, 2007 between SHP and us.  The amendment, which was retroactive to December 1, 2014, memorialized our undertaking to SHP with respect to $750,000 (the “Renovation Funding Amount”) of renovations to Cinemas 1, 2, 3 funded or to be funded by us.  In consideration of our funding of the renovations, our annual management fee under the management agreement was increased commencing January 1, 2015 by an amount equivalent to 100% of any incremental positive cash flow of Cinemas 1, 2, 3 over the average annual positive cash flow of the Cinemas 1, 2, 3  over the three-year period ended December 31, 2014 (not to exceed a cumulative aggregate amount equal to the Renovation Funding Amount), plus a 15% annual cash-on-cash return on the balance outstanding from time to time of the Renovation Funding Amount, payable at the time of the payment of the annual management fee. Under the amended management agreement, we are entitled to retain ownership of (and any right to depreciate) any furniture, fixtures and equipment purchased by us in connection with such renovation and have the right (but not the obligation) to remove all such furniture, fixtures and equipment (at our own cost and expense) from the Cinemas upon the termination of the management agreement.  The amendment also provides that, during the term of the management agreement, SHP will be responsible for the cost of repair and maintenance of the renovations.  In 2015, we received a management fee of $153,000.  This amendment was approved by SHC and by the Audit Committee of our Board.

OBI Management Agreement

Pursuant to a Theater Management Agreement (the “Management Agreement”), our live theater operations were, until recently, managed by Off-Broadway Investments, LLC (“OBI Management”), which is wholly owned by Ms. Margaret Cotter, the daughter of the late Mr. James J. Cotter, Sr., the sister of Ellen M. Cotter and James Cotter, Jr., and a member of our Board.  The Management Agreement was terminated effective March 10, 2016 in connection with the retention by our Company of Margaret Cotter as a full time employee. The Theater Management Agreement generally provided for the payment of a combination of fixed and incentive fees for the management of our four live theaters.  Historically, these fees have equated to approximately 21% of the net cash flow generated by these properties.  OBI was paid $589,000 with respect to 2015.  This includes $389,000 for theater management services performed in 2015 and $200,000 for property development services with respect to our Company’s Union Square and Cinemas 1,2,3 properties, some of which property development services were provided in periods prior to 2015 and during the period ended March 10, 2016.  We paid $397,000 and $401,000 in fees for theater management services with respect to 2014, and 2013, respectively.  No fees were paid in these periods for property development services. We also reimbursed OBI for certain travel expenses, shared the cost of an administrative assistant, and provided office space at our New York offices.  The fees payable to OBI for the period January 1, 2016 through and including March 9, 2016, will be prorated.

OBI Management historically conducted its operations from our office facilities on a rent-free basis, and we shared the cost of one administrative employee of OBI Management.  We reimbursed travel related expenses for OBI Management personnel with respect to travel between New York City and Chicago in connection with the management of the Royal George complex.  Other than these expenses, OBI Management was responsible for all of its costs and expenses related to the performance of its management functions.  The Management Agreement renewed automatically each year unless either party gave at least six months’ prior notice of its determination to allow the Management Agreement to expire.  In addition, we could terminate the Management Agreement at any time for cause.

Effective March 10, 2016, Margaret Cotter became a full time employee of the Company and the Management Agreement was terminated.  As Executive Vice-President Real Estate Management and Development - NYC, Ms. Cotter will continue to be responsible for the management of our live theater assets, will continue her role heading up the pre-redevelopment of our New York properties and will be our senior executive responsible for the actual redevelopment of our New York properties.  Pursuant to the termination agreement, Ms. Cotter has given up any right she might otherwise have, through OBI, to income from STOMP.

Ms. Cotter's compensation as Executive Vice-President was set as part of an extensive executive compensation process.  For 2016, Ms. Cotter's base salary will be $350,000, she will have a short term incentive target bonus opportunity of $105,000 (30% of her base salary), and she was granted a long term incentive of a stock option for 19,921 shares of Class A common stock and 4,184 restricted stock units under the Company’s 2010 Stock Incentive Plan, as amended, which long term incentives vest over a four year period.

Live Theater Play Investment

From time to time, our officers and Directors may invest in plays that lease our live theaters.  The play STOMP has been playing in our Orpheum Theatre since prior to the time we acquired the theater in 2001.  The Cotter Estate and/or the Cotter Trust and Mr. Michael Forman own an approximately 5% interest in that play, an interest that they have held since prior to our acquisition of the theater.

Shadow View Land and Farming, LLC

Director Guy Adams has performed consulting services for James J. Cotter, Sr., with respect to certain holdings that are now controlled by the Cotter Estate and/or the Cotter Trust (collectively the “Cotter Interests”).  These holdings include a 50% non-controlling membership interest in Shadow View Land and Farming, LLC (the “Shadow View Investment” and “Shadow View” respectively), certain agricultural interests in Northern California (the “Cotter Farms”), and certain land interests in Texas (the “Texas Properties”).  In addition, Mr. Adams is the CFO of certain captive insurance entities, owned by a certain trust for the benefit of Ellen M. Cotter, James Cotter, Jr., and Margaret Cotter (the “captive insurance entities”).

Shadow View is a consolidated subsidiary of the Company.  The Company has from time to time made capital contributions to Shadow View.  The Company has also, from time to time, as the managing member, funded on an interim basis certain costs incurred by Shadow View, ultimately billing such costs through to the two members.  The Company has never paid any remuneration to Shadow View.  Mr. Adams’ consulting fees with respect to the Shadow View Interest were to have been measured by the profit, if any, derived by the Cotter Interests from the Shadow View Investment.  He has no beneficial interest in Shadow View or the Shadow View Investment.  His consulting fees with respect to Shadow View were equal to 5% of the profit, if any, derived by the Cotter Interests from the Shadow View Investment after recoupment of its investment plus a return of 100%.  To date, no profits have been generated by Shadow View and Mr. Adams has never received any compensation with respect to these consulting services.  His consulting fee would have been calculated only after the Cotter Interests had received back their costs and expenses and two times their investment in Shadow View.  Mr. Adams’ consulting fees would have been 2.5% of the then-profit, if any, recognized by Shadow View, considered as a whole.

The Company and its subsidiaries (i) do not have any interest in, (ii) have never conducted any business with, and (iii) have not made any payments to, the Cotter Family Farms, the Texas Properties and/or the captive insurance entities.

Document Storage Agreement

In consideration of the payment of $100 per month, our Company has agreed to allow Ellen M. Cotter and Margaret Cotter to keep certain files related to the Cotter Estate and/or the Cotter Trust at our Los Angeles Corporate Headquarters.  This arrangement, however, has not been implemented.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee has adopted a written charter, which includes responsibility for approval of “Related Party Transactions.”  Under its charter, the Audit Committee performs the functions of the “Conflicts Committee” of the Board and is delegated responsibility and authority by the Board to review, consider and negotiate, and to approve or disapprove on behalf of the Company the terms and conditions of any and all Related Party Transactions (defined below) with the same effect as though such actions had been taken by the full Board.  Any such matter requires no further action by the Board in order to be binding upon the Company, except in the case of matters that, under applicable Nevada Law, cannot be delegated to a committee of the Board and must be determined by the full Board.  In those cases where the authority of the Board cannot be delegated, the Audit Committee nevertheless provides its recommendation to the full Board.

As used in the Audit Committee’s Charter, the term “Related Party Transaction” means any transaction or arrangement between the Company on one hand, and on the other hand (i) any one or more directors, executive officers or stockholders holding more than 10% of the voting power of the Company (or any spouse, parent, sibling or heir of any such individual), or (ii) any one or more entities under common control with any one of such persons, or (iii) any entity in which one or more such persons holds more than a 10% interest.  Related Party Transactions do not include matters related to employment or employee compensation related issues.

The charter provides that the Audit Committee reviews transactions subject to the policy and determines whether or not to approve or ratify those transactions.  In doing so, the Audit Committee takes into account, among other factors it deems appropriate:

•	the approximate dollar value of the amount involved in the transaction and whether the transaction is material to us;
•	whether the terms are fair to us, have resulted from arm’s length negotiations and are on terms at least as favorable as would apply if the transaction did not involve a Related Person;
•	the purpose of, and the potential benefits to us of, the transaction;
•	whether the transaction was undertaken in our ordinary course of business;
•

the Related Person’s interest in the transaction, including the approximate dollar value of the amount of the Related Person’s interest in the transaction without regard to the amount of any profit or loss;

•	required public disclosure, if any; and
•

any other information regarding the transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

INDEPENDENT PUBLIC ACCOUNTANTS

Summary of Principal Accounting Fees for Professional Services Rendered

Our independent public accountants, Grant Thornton LLP, have audited our financial statements for the fiscal year ended December 31, 2015, and are expected to have a representative present at the Annual Meeting, who will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees for professional services for the audit of our financial statements, audit of internal controls related to the Sarbanes-Oxley Act, and the reviews of the financial statements included in our Forms 10-K and 10-Q provided by Grant Thornton LLP for 2015 and 2014 were approximately $931,500 and $661,700, respectively.

Audit-Related Fees

Grant Thornton LLP did not provide us any audit related services for 2015 or 2014.

Tax Fees

Grant Thornton LLP did not provide us any products or any services for tax compliance, tax advice, or tax planning for 2015 or 2014.

All Other Fees

Grant Thornton LLP did not provide us any services for 2015 or 2014, other than as set forth above.

Pre-Approval Policies and Procedures

Our Audit Committee must pre-approve, to the extent required by applicable law, all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services.  Non-audit services are considered de minimis if (i) the aggregate amount of all such non-audit services constitutes less than 5% of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly submitted to our Audit Committee for approval prior to the completion of the audit by our Audit Committee or any of its members who has authority to give such approval.  Our Audit Committee pre-approved all services provided to us by Grant Thornton LLP for 2015 and 2014.

STOCKHOLDER COMMUNICATIONS

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is being provided with this Proxy Statement.

Stockholder Communications with Directors

It is the policy of our Board that any communications sent to the attention of any one or more of our Directors in care of our executive offices will be promptly forwarded to such Directors.  Such communications will not be opened or reviewed by any of our officers or employees, or by any other Director, unless they are requested to do so by the addressee of any such communication.  Likewise, the content of any telephone messages left for any one or more of our Directors (including call-back number, if any) will be promptly forwarded to that Director.

Stockholder Proposals and Director Nominations

Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our Proxy Statement for our 2017 Annual Meeting of Stockholders, must deliver such proposal in writing to the Annual Meeting Secretary at the address of our Company’s principal executive offices at 6100 Center Drive, Suite 900, Los Angeles, California 90045.  Unless we change the date of our 2017 annual meeting by more than 30 days from the anniversary of the prior year’s meeting, such written proposal must be delivered to us no later than December 23, 2016 to be considered timely.  If our 2017 Annual Meeting is not held within 30 days of the anniversary of our 2016 Annual Meeting, to be considered timely, stockholder proposals must be received no later than ten days after the earlier of (a) the date on which notice of the 2017 Annual Meeting is mailed, or (b) the date on which the Company publicly discloses the date of the 2017 Annual Meeting, including disclosure in an SEC filing or through a press release.  If we do not receive notice of a stockholder proposal on or before March 8, 2017, the proxies that we hold may confer discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in our Proxy Statement for that meeting.

Our Boards will consider written nominations for Directors from stockholders.  Nominations for the election of Directors made by our stockholders must be made by written notice delivered to our Secretary at our principal executive offices not less than 120 days prior to the first anniversary of the date that this Proxy Statement is first sent to stockholders.  Such written notice must set forth the name, age, address, and principal occupation or employment of such nominee, the number of shares of our Company’s common stock that is beneficially owned by such nominee and such other information required by the proxy rules of the SEC with respect to a nominee of the Board.

Under our governing documents and applicable Nevada law, our stockholders may also directly nominate candidates from the floor at any meeting of our stockholders held at which Directors are to be elected.

OTHER MATTERS

We do not know of any other matters to be presented for consideration other than the proposals described above, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

As permitted by the Securities Exchange Act of 1934, only one copy of the proxy materials are being delivered to our stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the proxy materials.

We will promptly deliver without charge, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed.  Requests for additional copies should be directed to our Corporate Secretary by telephone at (213) 235-2240 or by mail to Corporate Secretary, Reading International, Inc., 6100 Center Drive, Suite 900, Los Angeles, California 90045.

Stockholders residing at the same address and currently receiving only one copy of the proxy materials may contact the Corporate Secretary as described above to request multiple copies of the proxy materials in the future.

By Order of the Board of Directors, Ellen M. Cotter Chair of the Board May 19, 2016